                                                                    EXHIBIT 10.9

                    AMENDED AND RESTATED MASTER CONSTRUCTION
                             AND TERM LOAN AGREEMENT

         THIS AMENDED AND RESTATED MASTER CONSTRUCTION AND TERM LOAN AGREEMENT, Made and entered into this 17th day of July, 2000, by and among FCA REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent and administrative bank (in such capacity, the "Administrative Bank") for the "Lenders" now or hereafter parties hereto (individually a "Lender" and collectively the "Lenders", which term shall include the Administrative Bank in its role as a Lender) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (in such capacity, the "Collateral Agent").

         WHEREAS, Borrower, the Administrative Bank, and Series Lenders for the Series A through E Loans are the parties to that certain Master Construction and Term Loan Agreement dated as of March 3, 1999, as supplemented by the Series A Supplement dated as of March 3, 1999, the Series B Supplement dated as of April 16, 1999, the Series C Supplement dated as of May 19, 1999, the Series D Supplement dated as of August 12, 1999, as amended by a First Amendment to Series D Supplement dated as of December 16, 1999 and the Series E Supplement dated as of December 16, 1999 (the Master Construction and Term Loan Agreement as so supplemented being the "Original Master Agreement").

         WHEREAS, the Borrower, the Administrative Bank and such Lenders desire to amend and restate the Original Master Agreement to add Approved Projects.

         WHEREAS, U.S. Bank National Association, acting in its capacity as the holder of the Refinance Loan and the Troy Loan desires to respectively amend and restate such loans as the Series F Loan and the Series G Loan hereunder and the Administrative Bank and such Lenders are willing to allow such amendment and restatement.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree to amend and restate the Original Master Agreement in its entirety to read as follows:

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require), unless the context hereof clearly requires otherwise:

                  Accessibility Regulations: Any federal, state or local law, statute, code, ordinance, rule, regulation or requirement relating to accessibility to facilities or properties for disabled and handicapped persons, including, without limitation, the Americans with Disability Act of 1991, as amended.

                  Additional Project: With respect to any Applicable Series Loan, the other Approved Projects not being financed by such Applicable Series Loan unless another Approved Project is described as an "Excluded Project" in the Supplement for such Applicable Series Loan.

                  Additional Project Collateral: With respect to any Approved Project constituting an Additional Project, the "Project Collateral" described in the Supplement relating to the Applicable Series Loan for such Project.

                  Additional Project Collateral Documents: With respect to any Approved Project constituting an Additional Project, the Mortgage, the Assignment and the other Loan Documents granting a Lien on such Additional Project in favor of the Collateral Agent and described in the Supplement for the Series Loan providing financing for such Additional Project.

                  Additional Project Collateral Documents Amendments: With respect to any Series Loan, the "Additional Project Collateral Documents Amendments" described in the Supplement relating to such Series Loan.

                  Additional Project Lease: With respect to any Approved Project constituting an Additional Project, the "Project Lease" described in the Supplement relating to the Applicable Series Loan for such Additional Project.

                  Additional Secured Obligations: With respect to any Project, the "Additional Secured Obligations" described in the Supplement relating to the Applicable Series Loan for such Project.

                  Administrative Bank: As defined in the preamble hereto.

                  Administrative Bank Fees: With respect to any Series Loan, the "Administrative Bank Fees" described in the Administrative Bank Fee Agreement for such Series Loan.

                  Administrative Bank Fee Agreement: With respect to any Series Loan, the "Administrative Bank Fee Agreement" described in the Supplement relating to such Series Loan.

                  Advance: With respect to any Series Loan, any portion of such Series Loan advanced to or for the benefit of Borrower by the Lenders for such Series Loan in accordance with this Agreement.

                  Adverse Event: The occurrence of any event that could reasonably be expected to have a material adverse effect on: (a) the business, operations, property, assets or condition (financial or otherwise) of Borrower or the Lessee; or (b) the ability of: (i) Borrower to perform its obligations under the Loan Documents, including any amendments thereof and supplements thereto; or (ii) Lessee to perform its obligations under any Project Lease, including any amendments thereof and supplements thereto.

                  Affiliate: With respect to any party, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and, in addition, in the case of Borrower, each officer, director, shareholder, joint venturer and partner of Borrower. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  Aggregate Indemnification Percentage: If the Administrative Bank, in its reasonable business judgment, has allocated its claim for any indemnification described in Section VII.8. to more than one Series Loan, then the Aggregate Indemnification Percentage for each of the Primary Lenders for such Series Loans shall be the ratio (expressed as a percentage) which the aggregate amount of such Primary Lenders' Individual Commitments for such Series Loans bears to the aggregate amount of the Commitments for such Series Loans.

                  Agreement: This Loan Agreement, including any amendments hereof and supplements hereto, including the Supplements.

                  Amortization Amount: With respect to any Series Loan, the amount required to fully amortize such Series Loan accruing interest at its Fixed Rate over a hypothetical 240 consecutive month amortization period.

                  Applicable Required Lenders: For any Series Loan, the Required Lenders for such Series Loan.

                  Applicable Series Loan: With respect to any Project, the Series Loan made, or to be made, to Borrower by the Primary Lenders for such Series Loan in order to finance Borrower's acquisition and/or construction of such Project.

                  Approved Projects: Borrower's sports and health club facilities located, or to be located, in Bloomington, MN, Eagan, MN, Woodbury, MN, Troy, MI, Novi, MI, Shelby Township, MI, Columbus, OH, Indianapolis, IN, Centreville, VA, and up to six (6) additional projects approved by the Administrative Bank which will be the Projects to be respectively located in Schaumburg, IL, Warrenville, IL, Orland Park, IL, Algonquin, IL, Rochester Hills, MI and Rockville, MD; provided that the Administrative Bank, in its reasonable business judgment, may substitute Projects in two (2) different locations for any of the above-described six (6) additional Projects not then being financed by a Series Loan and any other of the Borrower's sports and health club facilities approved by the Lenders.

                  Assignment: With respect to any Series Loan, the "Assignment" described in the Supplement relating to such Series Loan.

                  Balance:  As provided in Section III.2. hereof.

                  Base Rent: With respect to any Project, the sum of the "minimum rent" plus "rebatable rent" required to be paid by the Lessee under the Project Lease for such Project.

                  Board: The Board of Governors of the Federal Reserve System or any successor thereto.

                  Borrower:  As provided in the preamble hereto.

                  Business Day: With respect to any Series Loan, any day other than a Saturday, a Sunday, or a legal holiday on which the Primary Lenders for such Series Loan are not open for business.

                  Capitalized Lease: Any lease which, in accordance with GAAP, is capitalized on the books of the lessee.

                  CD Rate: For any Series Loan's Fixed Rate Period, the rate of interest determined by the Administrative Bank to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates quoted to Lender at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), on such Series Loan's Fixed Rate Conversion Date by certificate of deposit dealers selected by the Administrative Bank, in its sole discretion, for the purchase from the Administrative Bank, at face value, of certificates of deposit issued by the Administrative Bank in an amount equal to the outstanding principal balance of such Series Loan existing on such Fixed Rate Conversion Date and for a maturity comparable to such Series Loan's Fixed Rate Period, or at the option of the Administrative Bank determined for such amount and maturity based on published composite quotations of certificate of deposit rates selected by the Administrative Bank.

                  Change of Control: (a) With respect to LTF, the occurrence after the date of this Agreement of any event where Bahram Akradi, Norwest Equity Partners V and Norwest Equity Partners VI, acting together with any other holder of LTF's common stock or preferred stock necessary to elect a majority of the members of LTF's board of directors in accordance with the voting rights established by the Stock Purchase Agreement that are in effect on the date hereof, cease to control the election of a majority of LTF's board of directors except where all of Bahram Akradi, Norwest Equity Partners V and Norwest Equity Partners VI mutually agree to change the voting rights established by the Stock Purchase Agreements from those in effect on the date hereof; (b) with respect to Borrower, the occurrence after the date of this Agreement of any event where LTF ceases to own 100% of Borrower's members interests (either financial rights or governance rights) or ceases to control the election of a majority of Borrower's board of governors or ceases to control Borrower's management policies; or (c) with respect to any Substitute Lessee the occurrence after the date of this Agreement of any event where LTF ceases to own 100% of the equity interests in such Substitute Lessee or ceases to control the election of a majority of Borrower's board of directors or board of governors or ceases to control such Substitute Lessee's management policies.

                  Closing Date: With respect to any Series Loan, the "Closing Date" described in the Supplement relating to such Series Loan.

                  Code: The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

                  Collateral: With respect to any Series Loan, the Project Collateral and any Additional Project Collateral for such Series Loan.

                  Collateral Agency Agreement: The Collateral Agency Agreement, dated as of March 3, 1999, between the Administrative Bank and the Collateral Agent, including any amendments thereof and supplements thereto executed by the Administrative Bank and the Collateral Agent and approved by the Super Majority Lenders; provided, however, that, after the Effective Date, the Collateral Agency Agreement shall be deemed to have been merged into this Agreement and shall be of no further force and effect as a separate document.

                  Collateral Agent: U.S. Bank acting in its separate capacity as the Collateral Agent.

                  Columbus Proceeds: The Proceeds arising or resulting from the Project located in Columbus, OH.

                  Commitment: With respect to any Series Loan, the Commitment as described in the Supplement relating to such Series Loan.

                  Commitment Fees: With respect to any Series Loan, the Commitment Fees as described in the Commitment Letter described in the Supplement relating to such Series Loan and approved by the Administrative Bank.

                  Commitment Letter: With respect to any Series Loan, the Commitment Letter as described in the Supplement relating to such Series Loan.

                  Completion: With respect to any Project, such Project's Improvements (including all tenant improvements) are completed in accordance with the relevant Plans, and paid for in full, free of all mechanics', labor, materialmen's and other similar lien claims; said completion has been approved and certified by the relevant Project Architect and, if required by the Administrative Bank, the Inspecting

         Architect; a certificate of substantial completion for such Improvements has been signed by Borrower and relevant Project Architect and General Contractor and delivered to the Administrative Bank, and no punch list items remain to be completed; the Administrative Bank has received acceptable evidence that all Governmental Requirements and all private restrictions and covenants relating to such Project have been complied with or satisfied and that unconditional certificates of occupancy for all of such Improvements have been issued by all appropriate governmental authorities; Borrower has obtained and delivered to the Administrative Bank copies of all licenses and permits needed to operate such Project; the Administrative Bank has received photographs of the completed Improvements, an estoppel certificate (on the Administrative Bank's form) from the Lessee, copies of all warranties (or letter summaries) from suppliers covering materials, equipment and appliances included within such Project, evidence that all insurance required hereby is in full force and effect and three (3) copies of an as-built survey of such Project which conforms with the Administrative Bank's requirements; and no Event of Default exists hereunder.

                  Completion Date: With respect to any Series Loan, the `Completion Date' described in the Supplement relating to such Series Loan; provided, however, that the Completion Date for any Series Loan shall not be later than the end of the twelfth (12th) month from the signing of the Supplement for such Series Loan except that the Administrative Bank, in its reasonable business judgment, may extend the Completion Date for any Series Loan to the end of the fifteenth
         (15th) month from such signing date.

                  Consultants: With respect to any Series Loan, the third party experts retained by the Administrative Bank to assist it in connection with closing, advancing, disbursing or administering such Series Loan.

                  Contingency Line Item Amount: With respect to any Series Loan, the amount of the "Contingency" line item set forth in the Sworn Construction Cost Statement for such Series Loan less the amount reallocated to other line items subsequent to the delivery of such Sworn Construction Cost Statement.

                  Contingency Reserve: A funded reserve equal to $500,000.00 in the aggregate for the Approved Projects; provided, however, that the Contingency Reserve may be non-funded so long as Borrower's obligation to fund the Contingency Reserve is supported by an irrevocable letter of credit (the "Contingency Reserve LC") issued by a financial institution in favor of the Collateral Agent in form satisfactory to the Super Majority Lenders and the Administrative Bank in their sole discretion.

                  Contingency Reserve Account Agreement: The Amended and Restated Contingency Reserve Account Agreement, dated as of even date herewith, among Borrower, the Administrative Bank and the Collateral Agent, including any amendments thereof and supplements thereto executed by Borrower, the

         Administrative Bank and the Collateral Agent and approved by the Super Majority Lenders.

                  Conversion Date: With respect to any Series Loan, the Conversion Date described in the Supplement relating to such Series Loan; provided, however, that the Conversion Date for any Series Loan shall not be: (a) earlier than the tenth day of the first month following Completion for the Project being constructed with the proceeds of such Series Loan ; or (b) later than the tenth day of the first month following the scheduled Completion Date for such Series Loan, after giving effect to any extension granted by the Administrative Bank or the Super Majority Lenders) except that the Administrative Bank in its reasonable business judgment, may extend the Conversion Date for any Series Loan to the end of the fourth (4th) month from such scheduled Completion Date.

                  Default: Any event which, with the giving of notice to Borrower or lapse of time, or both, would constitute an Event of Default.

                  Defaulting Lender:  As defined in Section III.6.(b).

                  Default Rate: The Default Rate of interest payable under the Notes, as that term is defined in the Notes.

                  Disbursing Agreement: With respect to any Series Loan, the "Disbursing Agreement" described in the Supplement relating to such Series Loan.

                  Domestic Reserve Percentage: As of any day, that percentage which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Administrative Bank, in respect of new non-personal time deposits in dollars having a maturity comparable to the Fixed Rate Period and in an amount of $100,000 or more.

                  Draw Request: A written request by Borrower, on the Administrative Bank's form, for an Advance of the proceeds of a Series Loan under this Agreement and the Disbursing Agreement for such Series Loan.

                  Effective Date: The date on which the Series F Loan, Series G Loan and Series H Loan are made after the satisfaction of all conditions precedent specified in Articles II and II.B.

                  Employee Benefit Plan: An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

                  Environmental Audit: With respect to any Project, a written environmental review, audit, assessment or report addressed to the Administrative Bank, the Lenders and the Collateral Agent, setting forth the results of an investigation of such Project, including an historical investigation of the uses and ownership of such Project's Land, contacts with appropriate governmental agencies and any Tests which may be requested by the Primary Lenders for such Project, the Administrative Bank or the Collateral Agent, prepared by a competent environmental engineer or consultant who is acceptable to such Primary Lenders, the Administrative Bank and the Collateral Agent and is licensed, bonded and insured in accordance with all applicable statutes.

                  Equipment: With respect to any Project, the fixtures, equipment and personal property owned or leased by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, such Project's Land and Improvements, but in no event including any of the Lessee's now existing or hereafter acquired items of machinery, equipment, furnishings, fixtures and other personal property that constitute Lessee's trade equipment or fixtures used in the conduct of its business operations at such Project, or that are subject to any agreement restricting Borrower's right to grant a security interest therein to the Collateral Agent.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended, or any successor statute, together with regulations thereunder.

                  ERISA Affiliate: Any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  Event of Default: An Event of Default specified in Section
         VI.1. hereof.

                  Fixed Rate: A per annum rate equal to the sum of: (a) two and one-half percent (2.5%); plus (b) the Reserve Adjusted Certificate of Deposit Rate.

                  Fixed Rate Conversion Date: The Conversion Date.

                  Fixed Rate Period: With respect to any Series Loan, the five
         (5) year period commencing on and including such Series Loan's Fixed Rate Conversion Date.

                  General Contractor: With respect to any Series Loan, the "General Contractor" described in the Supplement relating to such Series Loan.

                  GAAP: Generally accepted accounting principles as in effect from time to time including, without limitation, applicable statements, bulletins and interpretations of the Financial Accounting Standards Board and applicable bulletins, opinions and interpretations issued by the American Institute of Certified Public Accountants or its committees.

                  Governmental Requirements: With respect to any Project, the laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to Borrower, the Administrative Bank, the Primary Lenders for the such Project, the Collateral Agent and/or such Project including, without limitation, the requirements of the Americans with Disabilities Act of 1990, as amended, and all regulations thereunder.

                  Improvements: With respect to any Series Loan, the "Improvements" described in the Supplement relating to such Series Loan.

                  Indebtedness: Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the Borrower's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party;
         (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness is non-recourse to such Person.

                  Indemnification Percentage: With respect to any indemnification described in Section VII.8. which the Administrative Bank, in its reasonable business judgment, allocates to: (a) a single Series Loan, then the Indemnification Percentage for each Primary Lender for such Series Loan shall be its Percentage for such Series Loan; (b) more than one Series Loan, then the Indemnification Percentage for each Primary Lender for such Series Loans shall be its Aggregate Indemnification Percentage for such Series Loans.

                  Indemnity: With respect to any Series Loan, the "Indemnity" described in the Supplement relating to such Series Loan.

                  Individual Commitment: With respect to any Primary Lender for a Series Loan, such Primary Lender's "Individual Commitment" described in the Supplement for such Series Loan.

                  Inspecting Architect: For any Project, KKE Architects, Inc., and/or any other independent architect, engineer or Consultant selected by the Administrative Bank and approved by the Primary Lenders for such Project.

                  Interest Rate: The Variable Rate during the Variable Rate Period or the Fixed Rate during the Fixed Rate Period.

                  Investment: The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of, or any interest in, another Person or any integral part of any business or the assets comprising such business or part thereof.

                  Land: With respect to any Series Loan, the "Land" described in the Supplement relating to such Series Loan.

                  Lease Subordination Agreement: With respect to any Series Loan, the "Lease Subordination Agreement" described in the Supplement relating to such Series Loan.

                  Lessee: For any Project, the Original Lessee and any Substitute Lessee for such Project.

                  Lender:  As defined in the preamble hereto.

                  Lien: Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

                  Loan:  The Series Loans.

                  Loan Documents: The documents described in Section II.2. of this Agreement which evidence and secure a Series Loan, including but not limited to the Notes, the Mortgage, this Agreement, the Assignment, the Indemnity, the Lease Subordination Agreement, the Additional Project Collateral Documents and the Disbursing Agreement for such Series Loan, any loan document described in Section II.9 of the Supplement for such Series Loan and including any amendments thereof and supplements thereto executed by the respective parties thereto and approved by the parties required by this Agreement.

                  Loan Fee:  As defined in Section II.6.

                  Loan Year: With respect to any Series Loan, the 12 month period commencing on such Series Loan's Conversion Date, (or the anniversary date of such Conversion

         Date in any subsequent year) and ending on the day preceding the immediately following anniversary date of such Conversion Date.

                  LTF: LIFE TIME FITNESS, Inc., a Minnesota corporation f/k/a FCA, Ltd.

                  Maturity Date: With respect to any Series Loan, the "Maturity Date" described in the Supplement relating to such Series Loan; provided, however, that the Maturity Date for any Series Loan shall not be: (a) earlier than the last day of the sixtieth (60th) month following the Conversion Date for the Project being constructed with the proceeds of such Series Loan ; or (b) later than the last day of the seventy-second (72nd) month from the signing of the Supplement for such Series Loan.

                  Maximum Loan Amount: For any Project, the lesser of: (a) 75% of the fair market value of such Project as a vacant health club upon its Completion ; or (b) (i) 50% of the costs for the Projects being respectively financed by the Series A through D Loans and the Series F and G Loans set forth in the Sworn Construction Cost Statement for the Applicable Series Loan for such Project; or (ii) 60% of such costs each other Project being financed by the other Applicable Series Loan.

                  Mortgage: With respect to any Series Loan, the "Mortgage" described in the Supplement relating to such Series Loan.

                  Non-Usage Fee:  As defined in Section I.5.  hereof.

                  Note or Notes: With respect to any Series Loan, the Promissory Notes executed and delivered by Borrower to the respective order of the Primary Lenders for such Series Loan, to evidence such Primary Lender's Percentage of such Series Loan, including any amendments thereof and supplements thereto executed by Borrower and such Lender.

                  Obligations: With respect to any Project: (a) the indebtedness evidenced by the Notes for such Project's Applicable Series Loan and all other advances, debts, liabilities, obligations, covenants and duties owing by Borrower of any kind or nature, present or future, which arise under this Agreement and the Supplement for such Series Loan or any other Loan Document for such Series Loan, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether joint, several, or joint and several, direct or indirect (including those acquired by assignment or purchase), absolute or contingent, due or to become due, and however acquired (collectively, the "Project Obligations"); and (b) the Additional Secured Obligations described for such Project. The term includes, but is not limited to, all interest, fees, charges, expenses, attorneys' fees, and any other sum chargeable to Borrower under this Agreement and the Supplement for such Series Loan or any other Loan Document for such Series Loan.

                  Operating Budget: With respect to any Project, a detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating such Project for its first full or partial fiscal year and for each succeeding fiscal year of operation, prepared by Lessee or its agent and in form and substance acceptable to the Administrative Bank and the Primary Lenders for such Project.

                  Operating Lease: Any lease of personal property other than a Capitalized Lease.

                  Operating Lease Expense: Rent and other payments made by Borrower pursuant to any lease of (or other agreements conveying the right to use) real and/or personal property other than a Capitalized Lease.

                  Original Lessee:  LTF.

                  Original Master Agreement: As defined in the preamble.

                  PBGC: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  Percentage: With respect to any Primary Lender for its Series Loan, such Primary Lender's "Percentage" as defined in the Supplement for such Series Loan.

                  Permitted Distributions: The Tax Distributions permitted by
         Section V.29.

                  Permitted Encumbrances: With respect to any Series Loan, the "Permitted Encumbrances" described in the Supplement relating to such Series Loan.

                  Person: Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

                  Plans: With respect to any Project, the final working plans for such Project's Improvements, including drawings, specifications, details and manuals, as approved by Primary Lenders for such Project and the Administrative Bank.

                  Pollutant: Any hazardous or toxic substance, waste or material, or other pollutant or contaminant (including but not limited to radioactive materials, gasoline, asbestos, urea-formaldehyde and polychlorinated biphenyls), as those terms are defined or used in any Governmental Requirements.

                  Prepayment Percentage: With respect to any prepayment of any Series Loan, the Refinance Loan or the Troy Loan, as the case may be, the ratio (expressed as a percentage) which the amount of such prepayment bears to the outstanding principal balance of such Series Loan, the Refinance Loan or the Troy Loan, as the case may be, immediately prior to the making of such prepayment.

                  Primary Lenders: With respect to any Project, the "Lenders" who are parties to the Supplement for the Applicable Series Loan for such Project.

                  Principal Amount: With respect to each Lender, the sum of the unpaid principal amount of all outstanding Series Loans hereby owed to such Lender; provided, however, that if the "Principal Amount" applicable to all Lenders as calculated above is $0, the "Principal Amount" shall instead mean, with respect to each Lender, the amount of all other indebtedness secured hereby then owed to such Lender.

                  Project: With respect to any Approved Project, the Land, the Improvements and the Equipment for such Approved Project.

                  Project Architect: With respect to any Project, the "Project Architect" described in the Supplement relating to the Applicable Series Loan for such Project.

                  Project Collateral: With respect to any Series Loan, the "Project Collateral" described in the Supplement relating to such Series Loan.

                  Project Lease: With respect to any Series Loan, the "Project Lease" described in the Supplement relating to such Series Loan.

                  Pro Rata Share: When calculating a Lender's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then Principal Amount for such Lender (immediately before such distribution) and the denominator of which is the then aggregate Principal Amount for all Lenders.

                  Rebatable Rent: For any of Borrower's calendar years with respect to any Project, the difference between: (a) the rebatable rent described in the Project Lease for such Project; minus, (b) all other operating expenses paid by the Borrower during such calendar year with respect to such Project; minus (c) the Tax Distributions allocated to such Project calculated on the basis that such Project was a separate pass-through tax entity for such calendar year.

                  Reference Rate: The rate of interest publicly announced by the Administrative Bank from time to time as its reference rate, notwithstanding the fact that the Administrative Bank may lend funds to its customers at rates that are at, above or below said reference rate.

                  Refinance Loan: At any time: (a) prior to the Effective Date, the loan made to Borrower by US Bank pursuant to that certain Loan Agreement dated July 31, 1997 (as amended, modified or supplement from time to time being the "Refinance Loan Agreement") refinancing the Borrower's Indebtedness with respect to Borrower's sports and health club facilities respectively located in Bloomington, MN, Eagan, MN and Woodbury, MN (each a "Refinance Project" and collectively the "Refinance

         Projects" at any time prior to the Effective Date or, on and after the Effective Date, a Project); or (b) on and after the Effective Date, such loan as amended and restated by the Series F Loan.

                  Refinance Mortgage: At any time: (a) prior to the Effective Date, the "Mortgage" described in the Refinance Loan Agreement; or (b) on and after the Effective Date, such "Mortgage" as amended and restated by the Mortgage for the Series F Loan.

                  Regulation D: Regulation D (or any substitute regulations) of the Board, together with all amendments from time to time thereto.

                  Regulation U: Regulation U (or any substitute regulations) of the Board, together with all amendments from time to time thereto.

                  Regulatory Change: As to the Administrative Bank or any Primary Lender, any change, after the date of this Agreement, in United States federal, state or foreign laws, regulations or treaties, or the adoption or making after such date of any interpretations, directives or requests applying to the Administrative Bank or such Primary Lender of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  Related Party: Any Person: (a) which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the described Person; (b) which beneficially owns or holds 5% or more of the equity interest of the described Person; or (c) 5% or more of the equity interest of which is beneficially owned or held by the described Person or a subsidiary thereof. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.

                  Reportable Event: A reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to an Employee Benefit Plan, excluding, however, such events as to which the PBGC, by regulation, has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

                  Required Lenders: With respect to any Series Loan, the "Required Lenders" described in the Supplement relating to such Series Loan.

                  Required Secured Parties: With respect to any Series Loan, the "Super Majority Lenders", notwithstanding that the Supplement relating to such Series Loan may have a different definition.

                  Reserve Adjusted Certificate of Deposit Rate: With respect to any Series Loan, the rate per annum equal to the sum (rounded upward, if necessary, to the next one hundredth of one percent) of (a) the rate per annum obtained by dividing (i) such Series Loan's CD Rate for its Fixed Rate Period, by (ii) 1.00 minus the Domestic Reserve Percentage, plus (b) the annual rate most recently estimated by the Administrative Bank as the then current net annual assessment rate payable by the Administrative Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at the Administrative Bank's domestic offices, plus (c) the cost (converted to an equivalent rate per annum) of the customary brokerage fee incurred by the Administrative Bank in obtaining funds by the sale of its negotiable certificates of deposit.

                  Series Loan: The separate loans to be made under this Agreement in accordance with the applicable Supplement for such loans. In order to distinguish one Series Loan from another, the Series Loans may sometimes be respectively alphabetically denominated as the "Series A Loan," the "Series B Loan," and so on in accordance with the applicable Supplement for such Series Loan.

                  Stock Purchase Agreement: With respect to: (a) Norwest Equity Partners V, the Stock Purchase Agreement dated May 7, 1996 among LTF and the "Purchasers" party thereto; and (b) Norwest Equity Partners V and Norwest Equity Partners VI, the Stock Purchase Agreement dated December 8, 1998 among LTF and the "Purchasers" party thereto.

                  Subsidiary: Any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                  Substitute Lessee: Any wholly-owned Subsidiary of LTF which has been approved by the Super Majority Lenders, the Administrative Bank and the Collateral Agent as a substitute lessee for a Project.

                  Super Majority Lenders: At any time, those Lenders (which term shall include the US Bank) at such time having Individual Commitments aggregating more than 66 2/3% of the aggregate Commitment for all Series Loans.

                  Supplement: With respect to any Series Loan, a supplement to this Agreement complying with Section VII.17. hereof executed by Borrower, the Administrative Bank and the Primary Lenders for such Series Loan.

                  Sworn Construction Cost Statement: With respect to any Series Loan, the "Sworn Construction Cost Statement" described in the Supplement relating to such Series Loan.

                  Sworn Statement: With respect to any Series Loan, the "Sworn Statement" described in the Supplement relating to such Series Loan.

                  Tax Distributions:  As defined in Section V.29.

                  Tests: With respect to any Project, such soil tests, chemical tests, material tests and other tests and analyses as are appropriately required to confirm, with relative certainty, the absence of Pollutants from such Project.

                  Title Company: With respect to any Series Loan, the "Title Company" described in the Supplement relating to such Series Loan.

                  Title Policy: With respect to any Series Loan, the loan policy of title insurance in favor of the Collateral Agent issued by such Series Loan's Title Company in form and substance satisfactory to such Series Loan's Primary Lenders, the Administrative Bank and the Collateral Agent.

                  Trigger Date: The date on which the payment of the Obligations is accelerated or otherwise becomes due and payable prior to its stated maturity as a result of an Event of Default.

                  Troy Loan: At any time: (a) prior to the Effective Date, the loan made to Borrower by US Bank pursuant to that certain Construction and Term Loan Agreement dated as of May 7, 1998 (as amended, modified or supplement from time to time being the "Troy Loan Agreement") financing the Borrower's acquisition and construction of its sports and health club facilities located in Troy, Michigan (the "Troy Project" at any time prior to the Effective Date or, on and after the Effective Date, a Project); or (b) on and after the Effective Date, such loan as amended and restated by the Series G Loan.

                  Troy Mortgage: At any time: (a) prior to the Effective Date, the "Mortgage" described in the Troy Loan Agreement; or (b) on and after the Effective Date, such "Mortgage as amended and restated by the Mortgage for the Series G Loan.

                  Troy Parity Agreement: The Parity Agreement, dated as of March 3, 1999, among Borrower, US Bank and the Collateral Agent, including any amendments thereof and supplements thereto executed by Borrower, US Bank and the Collateral Agent and approved by the Super Majority Lenders and the Administrative Bank provided, however, that, after the Effective Date, the Troy Parity Agreement shall be deemed to have been merged into this Agreement and shall be of no further force and effect as a separate document.

                  US Bank: U.S. Bank National Association, acting its separate capacity as the holder of the Refinance Loan and/or the Troy Loan at any time prior to the Effective Date and as the holder of the Series F Loan and the Series G Loan at any time on and after the Effective Date.

                  Variable Rate: A per annum rate equal to the sum of: (a) one-half of one percent (0.50%); plus (b) the Reference Rate, as the same may fluctuate from time to time, as more fully described in the Notes.

                  Variable Rate Period: With respect to any Series Loan, the period commencing on (and including) the date on which such Series Loan's Primary Lenders make their initial Advance of Loan proceeds to the Borrower pursuant to this Agreement and the Disbursing Agreement and ending on (but excluding) such Series Loan's Fixed Rate Conversion Date.

         Other capitalized terms defined herein shall have the meanings ascribed to them herein. Any capitalized terms defined in a Supplement for a Series Loan shall have the meaning ascribed to them in such Supplement and shall only apply to such Series Loan.

I.       LOAN

         The provisions of this ARTICLE I shall separately apply to each Series Loan and its Primary Lenders. Each defined term used in this ARTICLE I shall have the meaning provided in this Agreement as supplemented by the Supplement for such Series Loan.

I.1.     Principal.

         Subject to the terms and conditions hereof, the Primary Lenders for a Series Loan severally agree to lend to Borrower and Borrower agrees to borrow from Lenders, the proceeds of such Series Loan, from time to time in accordance with the terms hereof until the Maturity Date of such Series Loan, for the purpose of developing the relevant Project; provided, however, that no such Primary Lender shall be obligated to make any Advance if, after giving effect to such Advance, the aggregate amount of Advances made by such Primary Lender would exceed its Individual Commitment at such time or such Series Loan would exceed the lesser of the Commitment or the Maximum Loan Amount. Each borrowing under this Agreement shall consist of Advances made on the same day ratably by each such Primary Lender in accordance with its Percentage. Notwithstanding the expressed principal amount of the Notes, Borrower shall not be obligated to repay more than the unpaid balance of Advances made to or for the benefit of Borrower by such Primary Lenders pursuant hereto and to the other Loan Documents, together with interest thereon at the rates specified below and in the Notes, computed on each Advance from the date it is made by such Primary Lenders. In no event shall the Primary Lenders be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of ARTICLE III, hereof.

         All Advances made by such Primary Lender shall be evidenced by a Note in the amount of such Primary Lender's Individual Commitment. Each Note shall mature and be payable at its Maturity Date and shall require that the outstanding principal amount of the Series Loan evidenced thereby be amortized in consecutive monthly installments equal to the Amortization Amount for such Note, with the first such installment due and payable on the 10th day of the first month following the Conversion Date. Each Primary Lender shall enter in its records the amount of each of its Advances, the rate of interest borne on such Advances and the payments of the principal balance received by such Primary Lender, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

I.2.     Interest.

         Borrower shall pay to each Primary Lender for a Series Loan interest computed at the applicable Interest Rate. Changes in the Variable Rate due to a change in the Reference Rate shall become effective on the same day as the change in the Reference Rate and shall apply to all Advances made hereunder accruing interest at the Variable Rate, whether such Advances are made prior to, the same day as, or subsequent to any particular change in the Reference Rate. Such interest shall be payable, as accrued, on the first Business Day of each calendar month, commencing on the first Business Day of the next calendar month following the calendar month in which the initial Advance is made hereunder for such Series Loan, and all unpaid, accrued interest shall be paid in full at the time all Advances are paid in full. Interest shall be computed on the basis of a 360-day year, but shall be charged for the actual number of days principal is unpaid. If such Series Loan has not been repaid on or before the Maturity Date, then the entire unpaid balance of such Series Loan (without notice to or demand upon Borrower) shall become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed from and after that date in accordance with the terms of this Agreement and the Notes, until such Series Loan is paid in full. The Notes provide for interest at the Default Rate after maturity or an Event of Default and for a late payment charge.

         In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, shall contravene a legal or statutory limitation applicable to such Series Loan, if any, Borrower shall pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower shall pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence shall have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts shall be applied to principal, unless principal has been fully paid, in which event such excess amount shall be refunded to Borrower.

I.3.     Prepayment.

         In consideration of Borrower's agreement to pay the prepayment indemnity required by Section I.8 and the prepayment fee required by this Section, Borrower may prepay the Notes for any Series Loan, in whole or in part, at any time without premium or penalty except that each prepayment shall be accompanied by: (a) a prepayment fee equal to: (i) 1.25% of the amount prepaid if such prepayment occurs prior to the Conversion Date or in the first Loan Year for such Series Loan; (ii) 1.00% of the amount prepaid if such prepayment occurs in the second Loan Year for such Series Loan; (iii) 0.75% of the amount prepaid if such prepayment occurs in the third Loan Year for such Series Loan; (iv) 0.50% of the amount prepaid if such prepayment occurs in the fourth Loan Year for such Series Loan; or (v) 0.25% of the amount prepaid if such prepayment occurs in the fifth Loan Year for such Series Loan; provided, however, that no prepayment fee under this subsection (a) shall be required with respect to any prepayment made by the Borrower from the proceeds of a capital contribution made to the Borrower by LTF immediately following LTF's receipt of proceeds from an initial public offering of equity securities by LTF; (b) each prepayment shall be accompanied by the amount, if any, required by Section I.8.; and (c) no prepayment may be made on any Series Loan unless Borrower contemporaneously prepays the outstanding principal balance of each other Series Loan, the Refinance Loan and the Troy Loan by the same Prepayment Percentage. Borrower shall give the Administrative Bank at least three (3) Business Days' prior written notice of the date of any prepayment and the Administrative Bank shall give prompt notice to the Primary Lenders for such Series Loan of any notice received by the Administrative Bank pursuant to this Section I.3. Any prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment on any Series Loan shall be in the amount of $10,000.00 or an integral multiple thereof and shall be applied against installments due on the Notes for such Series Loan in the inverse order of their maturities. Amounts paid or prepaid under this Section I.3. may not be reborrowed.

I.4.     Fixed Rate.

         If, at any time after the date specified in the Supplement for any Series Loan, Borrower desires to obtain a quote from the Administrative Bank as to locking the Fixed Rate for such Series Loan that will become applicable on its Fixed Rate Conversion Date, then Borrower may deliver a written request for such quote to the Administrative Bank by no later than 10:00 a.m. on the Business Day on which Borrower desires to lock such Fixed Rate. Upon its receipt of such request, the Administrative Bank, at its sole discretion, may quote (or refuse to quote) a Fixed Rate to become applicable on such Fixed Rate Conversion Date and the fees payable in connection with locking the rate. The Administrative Bank shall promptly notify the Primary Lenders for such Series Loan of any quoted fixed rate. If Borrower and the Administrative Bank agree to any quoted fixed rate, then such quoted fixed rate shall be the applicable Fixed Rate on the Fixed Rate Conversion Date.

         If any Regulatory Change:

                  (a) shall subject any Primary Lender for a Series Loan to any tax, duty or other charge with respect to such Series Loan or its Note or shall change the basis of taxation of payment to such Primary Lender of principal, interest or any other amounts due under this Agreement, such Note or any other Loan Document (except for changes in the rate of tax on the overall net income of such Primary Lender imposed by the jurisdiction in which such Primary Lender's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable Interest Rate for such Series Loan) against assets of, deposits with or for the account of, or credit extended by, such Primary Lender or shall impose on such Primary Lender or on the United States market for certificates of deposit any other condition affecting such Series Loan or its Note;

and the result of any of the foregoing is to increase the cost to such Primary Lender of making or maintaining its Percentage of such Series Loan, or to reduce the amount of any sum received or receivable by such Primary Lender under this Agreement, its Note or any other Loan Document, then, within thirty (30) days after demand by such Primary Lender, Borrower shall pay to such Primary Lender such additional amount or amounts as will compensate such Primary Lender for such increased cost or reduction. Any Primary Lender claiming compensation under this Section I.4. will promptly notify Borrower and the Administrative Bank of any event of which it has knowledge, occurring after the date hereof, which will entitle such Primary Lender to compensation pursuant to this Section. A certificate of such Primary Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the claiming Primary Lender may use any reasonable averaging and attribution methods. Failure on the part of any Primary Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Primary Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period.

         If, on the Conversion Date for any Series Loan, the outstanding principal balance of such Series Loan is less than the amount on which the Fixed Rate has been established pursuant to Section I.4., Borrower shall compensate each Primary Lender for such Series Loan, upon its written request, for all losses, expenses and liabilities (including any interest paid by such Primary Lender to lenders of funds borrowed by it to make or carry its Percentage of such Series Loan to the extent not recovered by such Primary Lender in connection with the re-employment of such funds and including loss of anticipated profits) which such Primary Lender may sustain as a result of such deficiency. Any Primary

Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

I.5.     Capital Adequacy.

         Borrower shall also pay to each Primary Lender from time to time on demand such amounts as such Primary Lender may determine to be necessary to compensate such Primary Lender for any costs which such Primary Lender determines are attributable to its obligation to extend credit hereunder in respect of any amount of capital maintained by such Primary Lender or any of its affiliates pursuant to any law, guideline or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether proposed on the date of this Agreement or enacted, promulgated or issued thereafter. Without limiting the foregoing, such compensation shall include an amount equal to any reduction in return on assets or return on equity to a level below that which such Primary Lender could have achieved absent its obligation to extend credit hereunder and but for such law, regulation, interpretation, directive or request. Any Primary Lender claiming compensation under this Section I.5. will notify Borrower and the Administrative Bank as promptly as practicable after it determines to demand such compensation.

I.6.     Non-Usage Fee.

         In addition, to the interest and other consideration to Lenders herein, Borrower agrees to pay to the Administrative Bank for the ratable benefit of each Primary Lender for any Series Loan a non-usage (the "Non-Usage Fee") on the average daily non-disbursed portion of such Series Loan, during the most recently ended month (including, without limitation, any portion thereof when such Primary Lenders' obligations to lend shall be suspended by reason of Borrower's inability to fulfill the applicable conditions set forth herein or in the Disbursing Agreement for an advance of the proceeds of such Series Loan) at the rate of one-quarter of one percent per annum. The Non-Usage Fee shall be paid monthly in arrears, commencing at the end of the first month following the Closing Date for such Series Loan.

I.7.     Unallocated Commitment Fee.

         Borrower agrees with each of the Primary Lenders for a Series Loan that, if such Primary Lenders' Commitment Letters cover more than one Project, then the maximum amount of such Series Loan is deducted from the "Commitment" described in such Primary Lenders' Commitment Letters for purposes of determining the amount of the "Unallocated Commitment" described therein. Borrower reaffirms its obligation to pay to the Administrative Bank solely for the ratably benefit of each such Primary Lender the Unallocated Commitment Fee or the Commitment Fees described in such Commitment Letters at the rate and at the times specified in such Commitment Letters.

I.8.     Funding Losses.

         Borrower acknowledges and agrees as follows: (i) Borrower has no right to prepay the Notes for any Series Loan without the Super Majority Lenders' consent, which has been granted only on the terms and subject to the conditions set forth in Section I.3. and this Section; (ii) the Primary Lenders for such Series Loan will be harmed by reason of any prepayment of the Notes for such Series Loan at a time after its Fixed Rate Conversion Date when interest rates have declined below the levels prevailing on such Fixed Rate Conversion Date or, if earlier, the date such Primary Lenders locked in the interest rate on such Notes, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to such Primary Lenders; (iii) there is no readily available index of rates payable on loans such as that from such Primary Lenders to Borrower, nor any assurance that such Primary Lenders could replace such Series Loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally.

         Now, therefore, to induce such Primary Lenders to agree to accept voluntary prepayments, Borrower agrees to pay to each such Primary Lender a prepayment indemnity as described in this Section upon any prepayment, whether voluntary, mandatory or upon acceleration of such Notes, and agrees to all of the other terms of prepayment herein.

         For purposes of this Section, and the following terms have the meaning assigned to them:

                  "Average Initial Maturity Period" means the weighted average time to scheduled maturity of the Notes for a Series Loan. Average Initial Maturity Period shall be computed by multiplying the dollar amount of each installment of principal of the Notes by the number of days from such Series Loan's Fixed Rate Conversion Date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal of such Notes.

                  "Average Remaining Maturity Period" means the weighted average time to scheduled maturity of the amount prepaid. Average Remaining Maturity Period shall be computed by multiplying the dollar amount of each installment of principal prepaid by the number of days from the prepayment date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

                  "Government Yield" means, as of any date of determination, the annual yield (converted as necessary to the equivalent semi-annual compound rate) on a U.S. Treasury security having a maturity date closest to the date computed by adding (i) for the Government Yield as of the Fixed Rate Conversion Date for any Series Loan, the Average Initial Maturity Period to its Fixed Rate Conversion Date or (ii) for the Government Yield as of the prepayment date, the Average Remaining Maturity Period to the date of prepayment, as published in The Wall Street Journal (or, if not so published, as determined by the Administrative Bank based on quotations by secondary market dealers selected by the Administrative Bank). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes. If more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.

                  "Interest Differential" means, as of any prepayment date for any Series Loan, the Government Yield as of such Series Loan's Fixed Rate Conversion Date minus the Government Yield as of such prepayment date.

Any voluntary prepayment under the Notes for any Series Loan shall be either in the full amount of such Series Loan or, if a partial prepayment, in the amount required by Section I.3. If, at the time of any prepayment (whether voluntary, mandatory or upon acceleration of the principal of such Notes), the Interest Differential for such Series Loan shall exceed zero, such prepayment shall be accompanied by payment of a prepayment indemnity. The amount of the prepayment indemnity for any Series Loan shall equal the present value (determined by the Administrative Bank using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Remaining Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by dividing (a) the product of the amount prepaid, times the Interest Differential, times a fraction, the numerator of which is the number of days in the Average Remaining Maturity Period and the denominator of which is 360, by (b) the number of whole months (using a thirty-day month) in the Average Remaining Maturity Period.

I.9.     Discretion of Primary Lenders as to Manner of Funding.

         Each Primary Lender for any Series Loan shall be entitled to fund and maintain its funding of its Percentage of such Series Loan in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section I.8.) shall be made as if such Primary Lender had actually funded and maintained its Percentage of such Series Loan through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the each scheduled principal installment payment date, bearing an interest rate equal to the Government Yield on such Series Loan's Fixed Rate Conversion Date.

I.10.    Payments.

         All payments and prepayments of principal of, and interest on, the Notes and all fees payable with respect to any Loan shall be made, without deduction, set-off, or counterclaim, in immediately available funds not later than 2:00 p.m., Minneapolis time on the dates due, to the Administrative Bank at the office specified by it from time to time. Funds received on any day after 2:00 p.m., Minneapolis time shall be deemed to have been received on the next

Business Day. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. Borrower hereby authorizes the Administrative Bank to charge from time to time against Borrower's account(s) with the Administrative Bank any such payments when due.

         So long as no Event of Default has occurred and is continuing, the Administrative Bank and each Lender may separately bill and collect from Borrower for the Administrative Bank's or such Lender's costs and expenses that are reimbursable by Borrower pursuant to this Agreement or any other Loan Document; provided, however, that each Lender shall provide the Administrative Bank with a copy of each invoice or statement sent to Borrower. If an Event of Default has occurred and is continuing, then each Lender's reimbursable costs and expenses shall be billed and collected through the Administrative Bank.

         The Administrative Bank shall promptly distribute to each Lender all payments of the principal of, or interest on, its Series Loans or other payments due under this Agreement or any other Loan Document received by it for the account of such Lender; provided, however, that:

                  (a) if the Administrative Bank has not received sufficient funds to pay the principal of, or interest on, the Series Loans when due and/or the fees payable with respect to any Series Loan when due or if any other Event of Default has occurred and is continuing, then all payments received by the Administrative Bank from Borrower shall be allocated among the Administrative Bank and the Lenders in accordance with Section I.11;

                  (b) the Administrative Bank may set off against any amount distributable to any Lender the amount, if any, which such Lender is obligated to pay to Administrative Bank under this Agreement or any other Loan Document; and/or

                  (c) if Administrative Bank determines, through the exercise of its reasonable business judgment supported by advice of counsel, that any amount received and distributed by it under this Agreement or any other Loan Document must be returned to Borrower or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, each Lender will repay to Administrative Bank, on demand, any portion of such amount that Administrative Bank has distributed to such Lender, together with interest at such rate, if any, as Administrative Bank is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

         So long as no Event of Default has occurred and is continuing, each Lender shall apply all amounts received by it (whether as a result of payment transmitted by Borrower or otherwise) on account of payment of interest on or principal of the Notes, or other payments due under this Agreement or any other Loan Document, as the case may be, shall be so applied by it to such payment.

I.11.    Pro Rata Sharing.

         Notwithstanding the provision of any Mortgage or any other Loan Document to the contrary, each payment (including, without limitation, all proceeds of the Collateral) on the Loans or other Obligations received by the Administrative Bank, the Collateral Agent or any Lender after the occurrence and during the continuance of any Event of Default shall be applied as follows:

                  (a) First, to the payment of costs, charges and expenses of foreclosure and of sale and of all proper expenses (including court costs and maximum attorneys' fees permitted by law including without limitation, litigation preparation costs and expenses, paraprofessional fees, secretarial overtime, depositions, electronic research, postage, travel, communications and related costs and expenses, and expenses of preparing any Project for sale, including, without limitation, all costs and expenses of environmental testing, investigation, reporting, remediation and clean-up), liabilities and advances incurred or made in connection therewith or otherwise respectively incurred or made hereunder by the Collateral Agent, the Administrative Bank and the Lenders, and of all funds advanced by the Collateral Agent, the Administrative Bank or the Lenders to pay "Impositions" (as defined in the Mortgages), Liens and encumbrances superior to the lien of the Mortgage; and

                  (b) Second, to each Lender ratably (without priority of any one over any other except with respect to the Columbus Proceeds and then the application of the Columbus Proceeds and all other amounts applied among the Lenders in accordance with their respective Pro Rata Shares is subject to Section I.12 below) in proportion to its Pro Rata Share where the amounts received by each Lender shall be applied (for purposes of making determinations under this Section only): (i) first, to the unpaid interest and fees constituting part of such Lender's Obligations; and (ii) second, to the unpaid Principal Amount of such Lender's Obligations. If any payment to any Lender of its Pro Rata Share of any distribution would result in overpayment to such Lender, such excess amount shall instead be distributed in respect of the unpaid indebtedness secured hereby of the other Lenders entitled to such distribution, with each such other Lender to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Principal Amount of the indebtedness secured hereby of such other Lender and the denominator of which is the unpaid Principal Amount of the indebtedness secured hereby of all such other Lenders entitled to such distribution;

provided, however, that any payment received by the Collateral Agent, the Administrative Bank or any Lender from the Columbus Proceeds or with respect to the Series A Loan shall be paid over to, and/or retained by, US Bank subject to
Section I.12.

         For purposes of applying payments received in accordance with this Section, the Administrative Bank shall be entitled to rely upon each Lender for a determination of the outstanding principal, interest and other indebtedness secured hereby owed to such Lender.

         The provisions of Sections I.10., I.11. and I.12. shall control the application of payments, notwithstanding any other provision of any Loan Document to the contrary.

         I.12. Columbus Project. US Bank, as the Primary Lender for the Series A Loan, agrees with the Primary Lenders for each of the other Series Loans (including itself as a Primary Lender for any of such other Series Loans), that, if, following the occurrence and during the continuance of an Event of Default, its Principal Amount will be reduced faster than another Lender's Principal Amount is reduced because the Columbus Project does not cross-collateralize such other Lender's Series Loans, then US Bank, contemporaneously with US Bank's receipt of any non-shared payment on the Series A Loan, will purchase with its own funds, and not with funds received from such payment, a last-out participation in such other Lender's Series Loans in an amount equal to such Lender's Pro Rata Share of such payment; provided, however, that if the Administrative Bank determines, through the exercise of its reasonable business judgment supported by advice of counsel, that any non-shared payment on the Series A Loan received by it under this Agreement or any other Loan Document must be returned to Borrower or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, each Lender which has sold a participation to US Bank will repurchase, on demand, the applicable portion of such participation, together with interest at such rate, if any, as US Bank is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

II.      CONDITIONS OF BORROWING

         The provisions of this ARTICLE II shall separately apply to each Series Loan and its Primary Lenders. Each defined term used in this ARTICLE II shall have the meaning provided in this Agreement as supplemented by the Supplement for such Series Loan.

         The Primary Lenders for any Series Loan shall not be required to make any Advances hereunder until the pre-closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of such Primary Lenders, the Administrative Bank and the Collateral Agent, at Borrower's sole cost and expense. It is agreed, however, that such Primary Lenders, in their sole discretion but subject to the approval of the Administrative Bank and the Collateral Agent, may make Advances prior to completion and fulfillment of any or all of such pre-closing requirements, conditions and requirements, without waiving their right to require such completion and fulfillment before any additional Advances are made.

II.1.    Pre-Closing Requirements.

         At least ten (10) days prior to the closing of the relevant Series Loan, Borrower shall provide to such Series Loan's Primary Lenders, the Administrative Bank and the Collateral

Agent each of the following, in form and substance acceptable to such Primary Lenders, the Administrative Bank and the Collateral Agent:

         A. A commitment for the Title Policy for the Project to be financed by such Series Loan or a preliminary title report from the Title Company, complying with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         B. Two (2) complete sets of the Plans for such Project. All mechanical, electrical, structural and other specialized drawings shall be signed and sealed by an architect or professional engineer holding a current license from the jurisdiction in which such Project is located, in addition to the Project Architect for such Project.

         C. The General Contractor's construction contract for such Project in a form acceptable to such Primary Lenders, all other prime construction contracts for such Project signed by Borrower, the Project Architect's agreement, a schedule listing all first-tier subcontractors or materialmen to such General Contractor's and all other prime contractor's construction contracts relating to such Project.

         D. Three (3) copies of a current, certified ALTA/ACSM LAND TITLE SURVEY of the Land comprising part of such Project, which shall also be prepared in accordance with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         E. Soil reports on such Land, showing that the soil will adequately support the Improvements comprising part of such Project when constructed in accordance with the Plans for such Project.

         F. An Environmental Audit showing that no Pollutant is present above, on, in or under such Project, and all reports, data and other information produced in connection with the Tests for such Project. The Environmental Audit shall also specify whether or not any environmental assessment, study or statement with respect to such Project is required by any Governmental Requirement. If such an assessment, study or statement is so required, Borrower shall provide a copy thereof to such Primary Lenders, the Administrative Bank and the Collateral Agent, and, if none is so required, Borrower shall provide such Primary Lenders, the Administrative Bank and the Collateral Agent with an appropriate declaration of environmental non-significance relating to such Project, if available in the jurisdiction in which such Project is located.

         G.       The Sworn Construction Cost Statement for such Project.

         H. Insurance policies for such Project written by insurers satisfactory to such Primary Lenders, the Administrative Bank and the Collateral Agent and in amounts satisfactory to such Primary Lenders, the Administrative Bank and the Collateral Agent, prepared in accordance with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         I. Borrower's estimated schedules for construction of the Improvements for such Project and for disbursement of the proceeds of such Series Loan.

         J. Copies of all building permits required to complete construction of the Improvements for such Project, and a schedule of all other necessary licenses and permits which must be obtained in order to occupy and operate such Project.

         K. A letter addressed to the Administrative Bank and the Collateral Agent from an appropriate municipal officer regarding zoning and building code compliance by such Project, prepared in accordance with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         L. If and to the extent required by the Primary Lenders, letters addressed to the Administrative Bank and the Collateral Agent from the suppliers confirming the availability of water, storm and sanitary sewer, gas, electric and telephone utilities for such Project, prepared in accordance with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         M. A letter addressed to the Administrative Bank and the Collateral Agent from the Project Architect for such Project, prepared in accordance with the Administrative Bank's standard requirements therefor, a copy of which has been delivered to Borrower.

         N. UCC chattel lien searches from the appropriate offices in the State in which such Project is located and from the Office of the Secretary of State of Minnesota, covering the name of Borrower.

         O. A copy of the organization documents of Borrower including its certificate of formation and all amendments thereto, certified by the Delaware Secretary of State and its Limited Liability Company Agreement and all amendments thereto certified by Borrower's Secretary.

         P. A Secretary's Certificate executed by the Secretary of Borrower regarding:

                  (1) Resolutions authorizing the execution by the chief manager or other designated officer or officers of Borrower of the Loan Documents for such Series Loan and all other documents or instruments required to be executed and delivered in connection herewith and the performance of the covenants and agreements required hereby; and

                  (2) Identity and specimen signature of the chief manager and other designated officer or officers having authority to execute and deliver such documents.

         Q. A Certificate of Good Standing of recent date for Borrower respectively issued by the Delaware Secretary of State, the Minnesota Secretary of State and the Secretary of State of the state in which such Project is located.

         R. A Copy of the Project Lease for such Project certified by Borrower to be true, accurate and complete copy thereof.

         S. A copy of each noncancellable agreement relating to the management, operation or maintenance of such Project and of each such agreement which cannot be canceled by thirty (30) days' or less notice.

         T. A proposed Operating Budget for such Project for its first five (5) years of operation.

         U. The most current available financial statements of Borrower, as well as financial statements of Borrower for the fiscal year immediately preceding the time period covered by said current financial statements, and, in the case of any annual financial statement, certified by an independent certified public accountant of recognized standing acceptable to such Primary Lenders and the Administrative Bank.

         V. The most current available financial statements of LTF, as well as financial statements of LTF for each of the three (3) full fiscal years immediately preceding the time period covered by said current financial statements, and, in the case of any annual financial statement, certified by an independent certified public accountant of recognized standing acceptable to such Primary Lenders and the Administrative Bank and copies of the most current available consolidated federal income tax returns (with all supporting schedules) signed and certified as true, correct and complete by LTF.

         W. A policy of flood insurance naming the Collateral Agent and its assigns as additional insured, covering such Project in the maximum amount available, or evidence satisfactory to the Primary Lenders, the Administrative Bank and the Collateral Agent that such Project is not located within a designated flood plain.

         X. Other agreements, documents and exhibits, without limitation, which may be required, in such Primary Lenders', the Administrative Bank's or the Collateral Agent's judgment, to assure compliance with the requirements of this Agreement and the other Loan Documents.

         Y. The remainder of Section II.1. is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

II.2.    Loan Documents.

         On or before the date of closing of such Series Loan, Borrower shall execute and deliver (or cause to be executed and delivered) to the Administrative Bank the following documents for such Series Loan and the Project being financed with the proceeds thereof in form and substance acceptable to such Series Loan's Primary Lenders, the Administrative Bank, the Collateral Agent and to their respective counsel, to evidence and secure such Series Loan:

         A.       The Notes.

         B.       The Mortgage.

         C.       The Assignment.

         D. An assignment of the Plans and of the Project Architect's agreement pursuant to which the same were prepared, along with written acknowledgment from the Project Architect authorizing such Primary Lenders and the Administrative Bank to rely on and utilize the Plans, without additional charge, and further confirming to such Primary Lenders and the Administrative Bank that, upon the occurrence of an Event of Default, the Project Architect will cooperate with such Primary Lenders and the Administrative Bank regarding the completion of construction of such Project.

         E. An assignment of Borrower's general construction contract for the Project and an agreement from the General Contractor to honor and perform the same for such Primary Lenders and the Administrative Bank upon the occurrence of an Event of a Default.

         F.       The Disbursing Agreement.

         G.       The Sworn Statement.

         H.       The Lease Subordination Agreement.

         I.       The Indemnity Agreement.

         J.       The Additional Project Collateral Document Amendments.

         K.       The Contingency Reserve Account Agreement.

         L. Such other documents as such Primary Lenders, the Administrative Bank or the Collateral Agent may reasonably require to evidence and secure such Series Loan.

         The Mortgage, the Assignment and such other Loan Documents as may be designated by such Primary Lenders, the Administrative Bank and/or the Collateral Agent are to be placed of record, and such Primary Lenders, the Administrative Bank and the Collateral Agent shall designate the order of recording thereof, and the offices in which the same are to be recorded. Borrower shall pay all documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents.

II.3.    Title Insurance.

         The Collateral Agent shall have received the Title Policy for such Project or a Title Commitment marked by the Title Company to provide gap coverage between the date of the Title Commitment and the date of the recording of the Mortgage.

II.4.    Opinion of Borrower's Attorneys.

         The Administrative Bank shall have received from outside counsel for Borrower a current written opinion, in scope, form and substance acceptable to such Primary Lenders, the Administrative Bank and the Collateral Agent.

II.5.    Appraisal.

         The Administrative Bank shall have received a current appraisal of such Project addressed to the Administrative Bank and such Primary Lenders prepared by an appraiser acceptable to the Administrative Bank in substantial conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. Section 3339), as amended, and the regulations thereunder, which appraisal shall have been reviewed and approved by the Administrative Bank's internal appraisal group and which appraisal shall determine that the maximum principal amount of the Notes is not greater than the Maximum Loan Amount.

II.6.    Primary Lenders' Loan Fee.

         The Administrative Bank shall have received, in immediately available funds, for the ratable benefit of such Primary Lenders, the "Construction/Term Loan Fee" described in the Commitment Letters for such Series Loan ("Loan Fees") which is payable at Closing. The Loan Fees are earned on the date of payment and are not refundable under any circumstances.

II.7.    Other Fees.

         The Administrative Bank shall have received, in immediately available funds, for its own accounts, the Administrative Bank Fees for such Series Loan. The Administrative Bank Fees are earned on the date of payment and are not refundable under any circumstances.

II.8.    Collateral Agency Agreement.

         With respect to any Series Loan which closed prior to the Effective Date, each Primary Lender for such Series Loan shall become a "Secured Party" to the Collateral Agency Agreement by executing and delivering the "Joinder" attached to the Original Agreement.

II.9.    Other Conditions Precedent.

         Section II.9. is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

II.B.    CONDITIONS TO EFFECTIVE DATE

         This Agreement shall become effective on the date (the "Effective Date) when, and only when, the Lender shall have received:

                  A. Counterparts of this Agreement executed by the Borrower and the Series Lenders for each of the Series A through E Loans;

                  B. The Refinance Loan shall have been integrated into this Agreement by, among other things: (1) US Bank's execution of the Series F Supplement to this Agreement and assignment of the Refinance Mortgage and related security documents covering the Refinance Project (together with the Refinance Mortgage, the "Refinance Loan Assigned Security Documents") to the Collateral Agent; and (B) the Borrower's and the Collateral Agent's execution and delivery of amended and restated Refinance Loan Assigned Security Documents together with a Title Policy (or Title Commitment with appropriate gap coverage) complying with this Agreement;

                  C. The Troy Loan shall have been integrated into this Agreement by, among other things: (1) US Bank's execution of the Series G Supplement to this Agreement and assignment of the Troy Mortgage and related security documents covering the Refinance Project (together with the Troy Mortgage, the "Troy Loan Assigned Security Documents") to the Collateral Agent; and (B) the Borrower's and the Collateral Agent's execution and delivery of amended and restated Troy Loan Assigned Security Documents together with a Title Policy (or Title Commitment with appropriate gap coverage) complying with this Agreement; and

                  D. Simultaneously with the satisfaction of the conditions precedent specified in subsections A. through C., above, the Series H Loan is closed following the satisfaction of the conditions precedent set forth in ARTICLE II.

III.     ADVANCES OF LOAN PROCEEDS

         The provisions of this ARTICLE III shall separately apply to each Series Loan and its Primary Lenders. Each defined term used in this ARTICLE III shall have the meaning provided in this Agreement as supplemented by the Supplement for such Series Loan.

III.1.   General.

         The proceeds of each Series Loan shall be advanced by its Primary Lenders, for the benefit of Borrower, in accordance with the terms and conditions set forth in this ARTICLE III, and in accordance with the Disbursing Agreement; provided, however, that no such Primary Lender shall be obligated to make any Advance if, after giving effect to such Advance, the aggregate amount of Advances made by such Primary Lender would exceed its Individual Commitment at such time or such Series Loan would exceed the lesser of the Commitment or the Maximum Loan Amount. All monies advanced by such Primary Lenders (including amounts payable to any such Primary Lender, the Administrative Bank or the Collateral Agent and advanced by such Primary Lenders for payment to itself, the other Primary Lenders for such Series Loan, the Administrative Bank or the Collateral Agent) shall constitute Advances of the proceeds of such Series Loan made to Borrower under this Agreement, evidenced by such Series Loan's Notes and secured by such Series Loan's Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Notes, from the date Borrower's loan account for such Series Loan is charged with the amount of the Advance, whether or not an Advance made to the Title Company is fully disbursed by the Title Company or is withheld in full or in part.

         Such Primary Lenders reserve the right to make Advances of amounts which are allocated to any of the designated items in such Series Loan's Sworn Construction Cost Statement for such other purposes or in such different proportions as such Primary Lenders and the Administrative Bank may, in their sole discretion, deem necessary or advisable. Borrower may not reallocate items in such Sworn Construction Cost Statement without the prior written consent of such Primary Lenders and the Administrative Bank; provided, however, that as to closed-out line items contained in the Sworn Construction Cost Statement for which there remains any unallocated and unused surplus amounts, and so long as no Default or Event of Default has occurred and is continuing, Borrower, without the prior written consent of such Primary Lenders and the Administrative Bank, may reallocate such amounts to other line items contained in such Sworn Construction Cost Statement relating to hard Project costs, but only so long as the as the Applicable Series Loan remains in Balance. Non-material reallocations of amounts as originally allocated in such Sworn Construction Cost Statement which are specifically and separately referred to in any Draw Request (in the form of the AIA's Application and Certificate for Payment (AIA Document G702) and related Continuation Sheets (AIA Document G703)) provided for in the Disbursing Agreement and are clearly set forth in the related construction Draw Request shall be deemed consented to by such Primary Lenders and the Administrative Bank upon such Primary Lender's and the Administrative Bank's approval of such Draw Requests for payment.

         No Advance shall constitute a waiver of any condition precedent to the obligation of any such Primary Lender to make any further Advance or preclude such Primary Lenders and the Administrative Bank from thereafter declaring the failure of Borrower to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligation of such Primary Lenders to make any Advance are imposed hereby solely for the benefit of such Primary Lenders, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that such Primary Lenders will make or refuse to make any Advance in the absence of strict compliance with such condition precedent.

         Each such Primary Lender will advance to the Administrative Bank, when due, from the proceeds of such Series Loan, without further order or request from Borrower, such Primary Lender's Percentage of: (a) all interest payable to Lenders under the terms hereof or of such Series Loan' s Notes; and (b) all other sums due or to become due to the Administrative Bank, such Primary Lenders or the Collateral Agent under this Agreement or under any of the other Loan Document with respect to such Series Loan.

         In the event that the total amount of such Series Loan exceeds the amount needed to fully pay all cost allocations set forth on such Sworn Construction Cost Statement approved by such Primary Lenders and the Administrative Bank, such Primary Lenders shall not be required to make any Advance with respect to such excess, and Borrower shall not be entitled to receive, the excess.

III.2.   Loan in Balance.

         The Primary Lenders for any Series. Loan shall not be obligated to make any Advance of proceeds of such Series Loan unless and until Borrower has provided such Primary Lenders, the Administrative Bank and the Collateral Agent with evidence, acceptable to such Primary Lenders and the Administrative Bank, that such Series Loan is in Balance: i.e. (a) that Borrower has paid, in cash, costs of the Project being financed by such Series Loan equal to: (i) the amount of the capital contribution specified in the Supplement for such Series Loan, which capital contributions by Borrower are to be made from capital contributions made to Borrower from LTF; and (ii) the amount of other cash contributions from third parties required by the Supplement for such Series Loan, and (b) that all remaining unpaid costs of such Project, as determined by such Primary Lenders and the Administrative Bank but, in all events including interest on such Series Loan through its Conversion Date, do not exceed the unadvanced portion of such Series Loan's Maximum Loan Amount.

         Notwithstanding any provision of this Agreement or of the Disbursing Agreement for such Series Loan to the contrary, in the event that such Primary Lenders and the Administrative Bank, on the one hand, or Borrower, on the other hand, determine that the unadvanced portion of such Maximum Loan Amount is insufficient to cover any cost allocation set forth on such Series Loan's Sworn Construction Cost Statement, to complete such Project, including all tenant improvements, to pay all costs and expenses of Completion and pay interest on such Series Loan through the Conversion Date, it shall notify the other party of such determination, and Borrower shall, within three (3) Business Days following demand, deposit with the Administrative Bank funds equal to said insufficiency in order to bring such Series Loan back into Balance; provided, however, that if Borrower fails to timely make such deposit, then the Collateral Agent, upon the written request of the Administrative Bank, shall withdraw the required amount from the funded portion of the Contingency Reserve and/or may draw on the Contingency Reserve LC and the Collateral Agent shall deposit the required amount with the Administrative Bank. Borrower, within three
(3) Business Days following the Collateral Agent's notice to Borrower that it has withdrawn the required amount from the Contingency Reserve and/or has drawn on the Contingency Reserve LC for the required amount, shall replenish the Contingency Reserve to $500,000.00 either by depositing immediately available funds with the Collateral Agent and/or causing the Contingency Reserve LC to be reinstated; provided further, however, that: (a) Borrower's obligation to make such deposit shall not be relieved or discharged by a draw on the Contingency Reserve LC unless the issuing bank has paid the Collateral Agent's draw thereon within five (5) Business Days after the date on which the Collateral Agent submitted the relevant draw thereon to such issuing bank; or (b) if the Collateral Agent fails to submit, or is enjoined or barred from submitting, a draw on the Contingency Reserve LC for any reason whatsoever or if the issuing bank fails to honor such draw within such five (5) day period for any reason whatsoever, then Borrower, within three (3) Business Days following the Collateral Agent's notice to Borrower that a draw on the Contingency Reserve LC will not fund the deposit, shall deposit with the Collateral Agent the required funds.

         The Primary Lenders for each Series Loan hereby agree with the Primary Lenders for the other Series Loans that the funded portion of the Contingency Reserve (including, without limitation, the proceeds from any draw on the Contingency Reserve LC) shall be held, invested and disbursed in accordance with the Contingency Reserve Account Agreement.

III.3.   Inspections.

         Each Primary Lender for a Series Loan, the Administrative Bank, the Collateral Agent, the Title Company, the Inspecting Architect, Consultants and their respective representatives shall have access to the Project being financed by such Series Loan at all reasonable times and shall have the right to enter such Project and to conduct such inspections thereof as they shall deem necessary or desirable for the protection of such Primary Lender's, the Administrative Bank's and the Collateral Agent's interests.

         The Administrative Bank may retain the Inspecting Architect, and any other Consultants deemed necessary or desirable by the Administrative Bank, at Borrower's expense, to make periodic inspections of such Project and to review all change orders relating to such Project. The Administrative Bank may, and at the written request of the Required Lenders for such Series Loan shall, request the Inspecting Architect, before any Advance of the proceeds of such Series Loan is made, to inspect all work and materials for which payment is requested and all other work upon such Project, review the current Draw Request, approve such work and Draw Request and/or submit to such Primary Lenders and the Administrative Bank a progress inspections report. In addition, the Administrative Bank may, and at such Required Lenders' written request shall, retain such other Consultants as the Administrative Bank or such Required Lenders deem necessary or convenient to perform such services as may, from time to time, be required by such Required Lenders or the Administrative Bank in connection with such Series Loan, this Agreement, such Series Loan's other Loan Documents or such Project.

         Neither Borrower nor any third party shall have the right to use or rely upon the reports of the Inspecting Architect or any other reports generated by any such Primary Lender, the Administrative Bank, the Collateral Agent or any Consultant for any purpose whatsoever, whether made prior to or after commencement of construction. Borrower shall be responsible for making its own inspections of such Project during the course of construction and shall determine to its own satisfaction that the work done and materials supplied are in accordance with applicable contracts with its contractors. By advancing funds after any inspection of such Project by any Primary Lender, the Administrative Bank, Collateral Agent, any Consultant or the Inspecting Architect, neither such Primary Lenders nor the Administrative Bank shall be deemed to waive any Event of Default, waive any right to require construction defects to be corrected, or acknowledge that all construction conforms with the Plans.

         Notwithstanding any provisions of this Agreement or of the Disbursing Agreement to the contrary, in the event that such Required Lenders or the Administrative Bank should determine that the actual quality or value of the work performed or the materials furnished does not correspond with the quality or value of the work required by the Plans for such Project, then the Administrative Bank shall notify Borrower of the objections thereto, and, upon demand, Borrower shall correct the conditions to which such Required Lenders or the Administrative Bank objects.

III.4.   Lender Responsibility.

         It is expressly understood and agreed that none of the Lenders, the Administrative Bank, the Collateral Agent, any Consultant or the Inspecting Architect, assume any liability or responsibility for the sufficiency of the proceeds of any Series Loan to complete the Project being financed by such Series Loan, for protection of such Project, for the satisfactory completion of such Project, for inspection during construction, for the adequacy or accuracy of such Series Loan's Sworn Construction Cost Statement, for any representations made by Borrower, or for any acts on the part of Borrower or its contractors to be performed in the construction of such Project.

III.5.   Contingency Reserve.

         The funded portion of the Contingency Reserve (including, without limitation, the proceeds from any draw on the Contingency Reserve LC) shall be held, invested and disbursed in accordance with the Contingency Reserve Account Agreement. The Contingency Reserve shall be applied to pay construction costs for the Improvements only in accordance with Section III.2. Borrower grants to the Collateral Agent for the benefit of itself and the Administrative Bank and the ratable benefit of the Lenders a security interest in the Contingency Reserve and all funds on deposit with respect thereto.

III.6.   Procedures for Advances.

                  (a) REQUEST FOR ADVANCES. Any request by Borrower for an Advance of the proceeds of any Series Loan shall be made in accordance with the Disbursing

         Agreement for such Series Loan, at least 10 Business Days prior to the date of the requested Advance.

                  (b) ALL ADVANCES. Not less than three (3) Business Days prior to the date of any Advance pursuant to a request by Borrower, the Administrative Bank shall give prompt telephonic notice to each Primary Lender for such Series Loan of the anticipated Advance. Each such Primary Lender, by not later than 10:00 a.m. (Minneapolis time) on the date of such Advance, shall make available to the Administrative Bank, in immediately available funds, such Primary Lender's Percentage of such Advance. If the Administrative Bank receives each such Primary Lender's portion of the Advance on or before 10:00 a.m. (Minneapolis time) and unless any such Primary Lender has notified the Administrative Bank in writing that such Primary Lender has determined that any applicable condition specified in ARTICLE III has not been satisfied (in which case the Administrative Bank will promptly notify Borrower in writing of such determination), the Administrative Bank will make the amount of the requested Advance available to the Title Company for such Series Loan by 12:01 p.m. (Minneapolis time) on such date, in accordance with such Disbursing Agreement.

                  Unless the Administrative Bank shall have been notified by any such Primary Lender in writing, prior to the date of an Advance, that such Primary Lender does not intend to make available to the Administrative Bank its Percentage of such Advance, the Administrative Bank may assume that each such Primary Lender has made such amount available to the

                  Administrative Bank on such date, and the Administrative Bank may, in reliance upon such assumption, make available to Borrower a corresponding amount. Should any such Primary Lender fail to make available to the Administrative Bank its Percentage of any Advance (such Primary Lender, in such case a "Defaulting Lender"), the other Primary Lenders for such Series Loan shall be obligated to make available to the Administrative Bank their respective Percentages of any Advance, but no such other Primary Lender shall be responsible for the failure of any Defaulting Lender to make available to the Administrative Bank such `Defaulting Lender's Percentage of any such Advance. Borrower and any Defaulting Lender jointly and severally agree to repay to the Administrative Bank on demand the amount payable by any Defaulting Lender, together with interest thereon at the Variable Rate if paid by Borrower and at the rate specified below, if repaid by Defaulting Lender; provided, however, if such Defaulting Lender shall pay to the Administrative Bank its Percentage of any Advance together with interest thereon as provided in this Section, the amount paid shall constitute such Defaulting Lender's Advance for purposes of this Agreement, and, after such payment, Defaulting Lender shall again be a Lender for the purposes of this Agreement. So long as any Lender is a Defaulting Lender hereunder, (p) the Defaulting Lenders shall pay to the Administrative Bank interest (and interest shall accrue and be payable thereon) on Defaulting Lender's Percentage of such Advance until such Advance is paid to the Administrative Bank at a rate equal to the Variable Rate, commencing on the date such Advance was to have been made to the Administrative Bank, and (q) it shall not be deemed to be a Lender for the purposes of determining whether all Lenders, Required Lenders or the Super Majority Lenders have approved or given their consent to any action, inaction or other matter under this Agreement. Notwithstanding anything contained herein to the contrary, no Defaulting Lender shall be entitled to receive any payment of any Obligation relating to its Series Loan until the date on which all Primary Lenders for such Series Loan who are not Defaulting Lenders have received repayment in full of their Obligations for such Series Loan except that if an Event of Default has occurred and is continuing prior to such date, then the Defaulting Lender shall be entitled to receive payments in accordance with the Mortgage described in the Supplement for such Series Loan. The Administrative Bank, in its reasonable business judgment, may distribute any payment received by it which would otherwise be distributable to such Defaulting Lender to the other Primary Lenders for such Series Loan who are not Defaulting Lenders or may retain such payment in a non-interest bearing account for subsequent distribution to such Defaulting Lender if it ceases to be a Defaulting Lender except that if an Event of Default has occurred and is continuing prior to such distribution, the Administrative Bank shall distribute such payment in accordance with the Mortgage described in the Supplement for such Series Loan. In addition to the remedies set forth in this Section III.6., Borrower and the Administrative Bank shall be entitled to pursue all other remedies available at law or in equity against any Defaulting Lender.

                  The Primary Lenders for any Series Loan who are not Defaulting Lenders may, at their option, without any obligation to do so, provide funds, pro rata, to permit the Advance to Borrower of an amount equal to the Percentage of such Advance of any Defaulting Lender. If such other Primary Lenders fund their respective Percentages of said Advance and/or the Defaulting Lender's Percentage thereof, then simultaneously with the funding by each of such other Primary Lenders (each hereinafter called a "Funding Lender") of their respective Percentages of such Advance (such an Advance is sometimes hereinafter called a "Partial Advance") and/or of the Defaulting Lender's Percentage of an Advance, the respective Percentages of principal Advances (hereinafter called "Funded Percentage") of each Defaulting Lender and of each Funding Lender shall automatically be adjusted so that following such adjustment each such Primary Lender's Funded Percentage shall correspond to the aggregate percentage of all then outstanding Advances (including all Partial Advances) made by such Primary Lender. Following any adjustment of each Primary Lender's Funded Percentage pursuant to the preceding sentence, such Primary Lender's Funded Percentage shall be restored only upon the first to occur of (x) a Defaulting Lender subsequently funding its Percentage of any such Partial Advance, and/or
         (y) the repayment in full (including all interest thereon) to each Funding Lender of its Percentage of any such Partial Advance. and/or Defaulting Lender's Percentage of an Advance.

                  If after any Primary Lender for a Series Loan becomes a Defaulting Lender, Borrower, the Administrative Bank, Defaulting Lender or any Funding Lender is able to find another bank, insurance company or other financial institution which is willing and able to purchase a Defaulting Lender's Percentage, at par, and to assume a Defaulting Lender's duties and obligations hereunder (hereinafter called "Substitute Lender"), and if Borrower, the Administrative Bank and all Funding Lenders approve said Substitute Lender, which approval of said Substitute Lender shall not be unreasonably withheld, delayed or conditioned, the Defaulting Lender shall promptly and properly assign its Percentage to said Substitute Lender, but with warranties of title and of no prior assignment, and shall withdraw as a Lender hereunder, in return for payment from said Substitute Lender, in immediately available funds, in an amount equal to all unpaid principal and accrued interest then represented by said Percentage and for the written assumption by said Substitute Lender of all duties and obligations of the Defaulting Lender thereafter arising under this Agreement, it being understood and agreed that the Defaulting Lender shall remain liable to Borrower and to the other Primary Lenders for such Series Loan for matters accruing prior to the date of the assumption by the Substitute Lender.

IV.      REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents, warrants and covenants to Lenders, the Administrative Bank and the Collateral Agent that:

IV.1.    Legal Status of Borrower.

         Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which a Project is located, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, equip, own and operate the Project and to execute, deliver and perform this Agreement and the other Loan Documents; as of the Closing Date for a Series Loan, the equity ownership of Borrower is set forth on Schedule IV.1. attached to the most recent Supplement and incorporated herein by reference and, except as set forth in said
Schedule IV.I., Borrower has not granted or issued, or has agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, Borrower's members' interest; all resolutions of the governors and/or members of Borrower necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of Borrower have been duly adopted and are in full force and effect; and this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of Borrower so as to constitute this Agreement and such other Loan Documents the valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitation on the availability of equitable remedies.

IV.2.    Title.

         Except as otherwise provided in the Supplement for a Series Loan, the Borrower is the owner, in fee simple, of the Land, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

IV.3.    No Breach of Applicable Agreements or Laws.

         The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan agreement, credit agreement, or other instrument, to which Borrower is a party, or by which Borrower or any Project may be bound or affected or violate any Governmental Requirements applicable to Borrower or any Project.

IV.4.    No Litigation or Defaults.

         There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting Borrower, Lessee, any Affiliate of Borrower or Lessee or any Project, or involving the validity or enforceability of the Loan Documents or the priority of the Lien thereof, at law or in equity; and neither Borrower, Lessee, nor any such Affiliate of Borrower or Lessee is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over Borrower, Lessee or such Affiliate.

IV.5.    Financial and Other Information

         A. The financial statements of Borrower previously or hereafter delivered to Lenders and the Administrative Bank including, without limitation, the unaudited financial statements of Borrower described in the most recent Supplement fairly and accurately present, or will fairly and accurately present, the financial condition of Borrower as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, certificate or statement referred to herein or furnished to Lenders or the Administrative Bank by Borrower contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect. There has been no material adverse change in the condition, financial or otherwise, of Borrower since the latest [audited] financial statements delivered to Lenders and the Administrative Bank.

         B. The financial statements of LTF previously or hereafter delivered to Lenders and the Administrative Bank including, without limitation, the audited and unaudited financial statements of LTF described in the most recent Supplement, fairly and accurately present, or will fairly and accurately present, the financial condition of LTF as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, certificate or statement referred to herein or furnished to Lenders or the Administrative Bank by LTF contains, or will contain, any untrue statement of a material fact or omits, or will omit, a material fact, or is or will be misleading in any material respect. There has been no material adverse change in the condition, financial or otherwise, of LTF since the latest audited financial statements delivered to Lenders and the Administrative Bank.

IV.6.    No Defaults under Loan Documents or Other Agreements

         There is, and, until Lenders have been fully repaid the entire indebtedness evidenced or to be evidenced by the Notes, there will be, no Default or Event of Default on the part of Borrower or any Affiliate of Borrower under the Loan Documents and no default or event of default on the part of Borrower or any Affiliate of Borrower under any other document to which Borrower or any such Affiliate is a party and which relates to the ownership, occupancy, use, development, construction or management of the Project; and on the date hereof and after giving effect hereto, Borrower and any such Affiliate are not, and will not be, in default in the payment of the principal or interest on any of its indebtedness for borrowed money, and are not, and will not be, in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued or is secured; and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default thereunder.

IV.7.    Boundary Lines; Conformance with Governmental Requirements and
         Restrictions

         The exterior lines of the Improvements for each Project are, and at all times will be, within the boundary lines of the Land for such Project, and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable Governmental Requirements, including but not limited to building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting such Project, and each Project will in all respects conform to and comply with said covenants, conditions, restrictions, reservations and Governmental Requirements.

IV.8     Loan in Balance

         Each Series Loan is in Balance, or, if not, Borrower is prepared to deposit with the Administrative Bank funds equal to said insufficiency in order to bring such Series Loan into Balance as required by Section III.2. hereof.

IV.9.    ERISA

         During the five (5) fiscal year period immediately preceding the date of the most recent Supplement, neither Borrower nor any of its ERISA Affiliates has maintained, established, sponsored or contributed to any Employee Benefit Plan which is a defined benefit plan.

IV.10. Ownership of Property; Liens

         Borrower has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by Borrower in the audited financial statements of Borrower delivered to Lenders and the Administrative Bank pursuant to Section
IV.5. or (other than property disposed of since the date of such financial statements in the ordinary course of business). None of the properties, revenues or assets of Borrower is subject to a Lien securing the payment of Indebtedness for borrowed money (including, without limitation thereof, guaranties thereof), except for: (a) Liens listed on Schedule IV.10 attached to the most recent Supplement and incorporated herein by reference; or (b) Liens allowed under
Section V.25.

IV.11. Taxes

         Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of Borrower in respect of taxes and other governmental charges are adequate.

IV.12. Subsidiaries

         As of the date of the most recent Supplement, Borrower does not have any Subsidiaries.

IV.13. Partnerships and Joint Ventures

         As of the date of the most recent Supplement, the Borrower is not a partner (limited or general) in any partnership or a joint venturer in any joint venture.

IV.14. Insurance

         Schedule IV.14 attached to the most recent Supplement and incorporated herein by reference sets forth a summary of the property and casualty insurance program carried by Borrower on the date hereof, including any self-insurance or risk assumption agreed to by Borrower or imposed upon Borrower by any such insurer.

IV.15. Availability of Utilities.

         All utility services necessary for the operation of each Project for its intended purpose are available at such Project, including water, storm and sanitary sewer, drainage, gas, electric and telephone facilities.

IV.16. Government Consent.

         No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents except for the recording of the Mortgage and Assignment described in the most recent Supplement in the appropriate real estate recording offices and of UCC Financing Statements in the recording offices required by the Uniform Commercial Code respectively enacted in the State of Minnesota and the state in which the Project described in such Supplement is located.

IV.17. Burdensome Restrictions.

         Borrower is not a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Borrower or on its ability to carry out Borrower's obligations under the Loan Documents.

IV.18. Full Disclosure.

         Subject to the following sentence, neither the financial statements referred to in Section IV.5. nor any other certificate, written statement, exhibit or report furnished by or on behalf of Borrower, LTF or any Substitute Lessee in connection with or pursuant to this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of Borrower, LTF or any Substitute Lessee to Lenders and the Administrative Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of Borrower, LTF or Substitute Lessee, as the case may be, and Borrower has no reason to believe that such projections or forecasts are not reasonable.

IV.19. Year 2000.

         Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower represents and warrants that the year 2000 problem has not resulted in, and will not result in, a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lenders. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or the Notes or delivers any information to any Lender. Borrower will promptly deliver to the Administrative Bank and any Lenders such information relating to this representation and covenant as the Administrative Bank or such Lender requests from time to time.

IV.20. Other Representations and Warranties.

         Section IV.20. is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

         THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE IV, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN, IN ANY SUPPLEMENT HERETO AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWER AT THE TIME OF EACH REQUEST BY BORROWER FOR AN ADVANCE OF LOAN PROCEEDS.

V. COVENANTS OF BORROWER

         While this Agreement is in effect, and until Lenders have been paid in full the principal of and interest on all Advances made by Lenders hereunder and under the other Loan Documents:

V.1. Completing Construction.

Construction of each Project shall commence not later than the Closing Date for such Project specified in the Supplement for the Applicable Series Loan. Borrower shall not become a party to any contract, including the General Contractor's construction contract, for the performance of any work on any Project or for the supplying of any labor, materials or services for construction of the Improvements for such Project, except upon such terms and with such parties as shall be approved in writing by the Primary Lenders for the Applicable Series Loan, the Administrative Bank and the Collateral Agent. No approval by such Primary Lenders, the Administrative Bank and the Collateral Agent of any contract or change order shall make any Lender, the Administrative Bank or the Collateral Agent responsible for the adequacy, form or content of such contract or change order. Borrower shall expeditiously complete and fully pay for the development and construction of each Project in a good and workerlike manner and in accordance with the contracts, subcontract and Plans for such Project submitted to and approved by the Primary Lenders for the Applicable Series Loan and the Administrative Bank, and in compliance with all applicable Governmental Requirements, any other document or instrument identified in Section V.1. of the Supplement for such Series Loan and any covenants, conditions, restrictions and reservations applicable thereto, so that Completion of the Improvements for such Project occurs on or before such Series Loan's Completion Date. Borrower assumes full responsibility for the compliance of the Plans and the Projects with all Governmental Requirements, any other document or instrument identified in Section V.1. of the Supplement for the Applicable Series Loan and with sound building and engineering practices, and, notwithstanding any approvals by any Lenders and the Administrative Bank, none of the Lenders, the Administrative Bank or the Collateral Agent shall have any obligation or responsibility whatsoever for the Plans or any other matter incident to any Project or the construction of the Improvements for such Project. Borrower shall correct or cause to be corrected (a) any defect in the Improvements for any Project, (b) any departure in the construction of the Improvements from the Plans or Governmental Requirements, any other document or instrument identified in Section V.1. of the Supplement for the Applicable Series Loan, and (c) any encroachment by any part of the Improvements for such Project or any other structure located on the Land for such Project on any building line, easement, property line or restricted area. Borrower shall cause all roads necessary for the utilization of each Project for its intended purposes to be completed and dedicated (if dedication thereof is required by any governmental authority), the bearing capacity of the soil on the Land for such Project to be made sufficient to support such Project's Improvements, and sufficient local utilities to be made available to such Project and installed at costs (if any) set out in the Sworn Construction Cost Statement for the Applicable Series Loan, on or before such Series Loan's Completion Date.

V.2. Changing Costs, Scope or Timing of Work

         Borrower shall deliver to the Primary Lenders for the Applicable Series Loan and the Administrative Bank revised, sworn statements of estimated costs of the relevant Project, showing changes in or variations from the original Sworn Construction Cost Statement for such Series Loan as soon as such changes are known to Borrower; provided that Borrower shall not be required to do so if: (a) the changes in costs are shown on a Borrower's Draw Request (in the form of the AIA's Application and Certificate for payment (AIA Document G702) and related Continuation Sheets (AIA Document G703)) within 30 days of the date of the relevant change in costs and, if such change increases the costs, such Draw Request is accompanied by a cash deposit equal to the amount of such increase;
(b) the changes in costs do not arise from the addition of a new, substitute or replacement General Contractor, subcontractor or vendor; (c) the changes in costs do not arise from the addition of a new, substitute or replacement contract; (d) no Default or Event of Default has occurred and is continuing at the time of the relevant changes in costs. Borrower shall deliver to such Primary Lenders and the Administrative Bank a revised construction schedule, if and when any target date set forth therein has been delayed by ten (10) consecutive days or more, or when the aggregate of all such delays equals thirty
(30) days or more.

         Borrower shall furnish to the Inspecting Architect for the Applicable Series Loan with one (1) copy of all changes and modifications to the Plans for such Project promptly upon such Project's Completion and to the Primary Lenders for such Series Loan, the Administrative Bank and the Collateral Agent with two
(2) copies of the "as-built" Plans upon such Completion. No work may be performed pursuant to any change order or pending change order prior to delivery thereof to such Primary Lenders and the Administrative Bank. Borrower shall not make or consent to any change or modification in such Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification, without the prior written consent of such Primary Lenders and the Administrative Bank (and, if such change or modification would require Borrower to make a deposit under Section III.2. or this Section, the Collateral Agent), if such change or modification would: (a) in any material way, alter the design or structure of such Project; or (b) cause the Applicable Series Loan to be out of Balance. As a condition to consenting to any change or modification increasing such Project's cost, Borrower shall deposit cash equal to such increase.

         Any cash deposit required by this Section shall be held and advanced by the Administrative Bank pursuant to the terms hereof and the Disbursing Agreement.

V.3. Balancing the Loan

         Borrower shall furnish to the Primary Lenders for the Applicable Series Loan and the Administrative Bank, as and when required by the Required Lenders for such Series Loan or the Administrative Bank, at such Required Lenders' or Administrative Bank's respective option: (a) satisfactory evidence of Borrower's ability to pay all unpaid costs of completing, leasing-up and operating the relevant Project through such Series Loan's Conversion Date, and/or (b) to the extent required by Section I11.2. or Section V.2. hereof, cash equal to any difference between such unpaid costs and the unadvanced portion of the Maximum Loan Amount, which shall be held and advanced by the Administrative Bank pursuant to the terms hereof and the Disbursing Agreement.

V.4. Paving Costs of Project and Loan

          Borrower shall pay and discharge, when due, all taxes, assessments and other governmental charges upon each Project, as well as all claims for labor and materials which, if unpaid, might become a Lien or charge upon such Project; provided, however, that Borrower shall have the right to contest the amount, validity and/or applicability of any of the foregoing in strict accordance with the terms of the Mortgage described in the Supplement for the Applicable Series Loan.

V.5. Using Loan Proceeds

     Borrower shall use the proceeds of each Series Loan solely to pay, or to reimburse Borrower for paying, costs and expenses shown on such Series Loan's Sworn Construction Cost Statement and incurred by Borrower in connection with the acquisition and development of the Land described in the Supplement for such Series Loan, the construction of the Improvements on such Land and the equipping of such Improvements, together with other expenses set forth on such Sworn Construction Cost Statement and such incidental costs and expenses relating thereto as may be approved from time to time in writing by the Primary Lenders for such Series Loan and the Administrative Bank (and, if such change or modification would require Borrower to make a deposit under Section III.2. or
Section V.2., the Collateral Agent). Borrower shall take all steps necessary to assure similar use of the proceeds of such Series Loan by its contractors and subcontractors.

V.6. Keeping of Records

         Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to each Project in a manner reasonably acceptable to the Primary Lenders for the Applicable Series Loan, the Administrative Bank and the Title Company for such Series Loan. Borrower will permit representatives of Lenders, the Administrative Bank, the Collateral Agent, the Inspecting Architect and each Title Company to have free access to and to inspect and copy all books, records and contracts of Borrower. Any such inspection by Lenders, the Administrative Bank, the Collateral Agent and/or the Inspecting Architect shall be for the sole benefit and protection of Lenders, the Administrative Bank and the Collateral Agent, and neither any Lender, the Administrative Bank nor the Collateral Agent shall have any obligation to disclose the results thereof to Borrower or to any third party.

V.7. Providing Financial Information

         Borrower shall furnish such financial information concerning Borrower and the Project as any Lender, the Administrative Bank or the Collateral Agent may request, and shall furnish to Lenders and the Administrative Bank:

         A. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the annual audit report of the Borrower prepared in conformity with GAAP, consisting of at least statements of operations and retained earnings and cash flows, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by Borrower and acceptable to the Super Majority Lenders and the Administrative Bank, together with any management letters, management reports or other supplementary comments or reports to Borrower or its board of directors furnished by such accountants.

         B. As soon as available and in any event within 120 days after the end of each fiscal year of LTF, the annual audit report of LTF prepared in conformity with GAAP, consisting of at least statements of operations and retained earnings and cash flows, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by LTF and acceptable to the Super Majority Lenders and the Administrative Bank, together with any management letters, management reports or other supplementary comments or reports to Borrower or its board of directors furnished by such accountants.

         C. As soon as available and in any event within 120 days after the end of each fiscal year of any Substitute Lessee, the annual audit report of such Substitute Lessee prepared in conformity with GAAP, consisting of at least statements of operations and retained earnings and cash flows, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by Substitute Lessee and acceptable to the Super Majority Lenders and the Administrative Bank, together with any management letters, management reports or other supplementary comments or reports to Substitute Lessee or its board of directors furnished by such accountants.

         D.       Together with the audited financial statements required under
                  Section V.7.A., a statement by the accounting firm performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

         E. As soon as available and in any event within 30 days after the end of each month of each fiscal year of Borrower, a copy of the unaudited financial statement of Borrower prepared in a manner consistent with the form of current period statements being prepared by Borrower as of the date of this Agreement, signed by Borrower's chief manager or other designated officer acceptable to the Super Majority Lenders and the Administrative Bank (the chief manager and each such other acceptable designated officer being a "Designated Officer").

         F.       Intentionally Omitted.

         G. As soon as available and in any event within 30 days after the end of each month of each fiscal year of LTF, a copy of the unaudited financial statements of LTF prepared in a manner consistent with the form of current period statements being prepared by LTF as of the date of this Agreement and including operating information for each Project on a Project by Project basis, signed by LTF's chief financial officer.

         H. Together with the financial statements required under Section V.7.G. coinciding with the end of the Borrower's fiscal year, a compliance certificate in the form of Exhibit A attached hereto covering all Projects that have been completed, signed by a Designated Officer.

         I. Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         J. Immediately upon becoming aware of the occurrence, with respect to any Employee Benefit Plan, of any Reportable Event or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         K. Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding against Borrower or Lessee or any of its property which, if determined adversely to Borrower or Lessee, would constitute an Adverse Event, or the rendering of a judgment or decision in such litigation or proceeding which constitutes an Adverse Event, and the steps being taken by Borrower or Lessee with respect thereto.

         L. Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters: (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any permits held by Borrower which are material to the operations of Borrower; or (ii) which will or threatens to impose a material liability on Borrower to any Person or which will require a material expenditure by Borrower to cure any alleged problem or violation.

         M. By not later than November 30 of each year, projections by Lessee for Lessee's immediately following fiscal year consisting of monthly balance sheets and monthly and year-to-date income statements and monthly operating statements for each Project on a Project by Project basis together with the assumptions underlying such projections certified by Lessee's chief financial officer or treasurer as being the most probable course of Lessee's business based on such assumptions.

         N. From time to time, such other information regarding the business, operation and financial condition of Borrower, LTF or Lessee as any Lender, the Administrative Bank or the Collateral Agent may reasonably request.

V.8 Providing Operating Budgets.

         Intentionally Omitted.

V.9. Providing Leasing Information

         Intentionally Omitted.

V.10. Providing Updated Surveys

         At such times as the Required Lenders for a Series Loan or the Administrative Bank may deem appropriate, Borrower shall furnish to each of the Primary Lenders for such Series Loan, the Administrative Bank and the Collateral Agent three (3) copies of a certified survey of the Project being financed by such Series Loan, certifying that the Improvements for such Project are constructed within the property lines of such Project's Land, do not encroach upon any easement affecting such Land and do comply with all applicable Governmental Requirements relating to the location of such Improvements, along with a letter from the Title Company for such Series Loan confirming the acceptability of said survey.

V.11. Providing Evidence of Completion

         Upon Completion of the Improvements for a Project, and prior to the final Advance of the proceeds of the Applicable Series Loan to pay for hard costs of construction of such Project (including tenant improvements), including but not limited to any retainage therefor, and as a condition of the same, Borrower shall furnish to the Primary Lenders for such Series Loan, the Administrative Bank and the Collateral Agent with all items required to evidence such Project's Completion, including but not limited to such additional evidence of zoning compliance as such Primary Lenders or the Administrative Bank may require, including unconditional occupancy permits and a 3.1 zoning with parking endorsement to the Title Policy for such Project ; a final, certified "as-built survey" (three (3) copies) for such Project together with a update survey endorsement to the Title Policy for such Project; certification from the Project Architect that such Project has been completed in accordance with the approved Plans; the evidence of insurance required by Section V.12. hereof; tenant estoppel letters; copies of all warranties covering materials, equipment and appliances included within such Project; copies of all licenses and permits required for operation of such Project; mechanic's lien waivers for the entire cost of such Project from each and every subcontractor and materialman on such Project, a sworn certification from the General Contractor for such Project and any other prime contractor stating that all subcontractors and materialman are paid and no claims exist; and photographs of the completed Improvements.

V.12. Maintaining Insurance Coverage

         Borrower shall, at all times until Lenders have been fully repaid all Indebtedness evidenced by the Notes, maintain, or cause to be maintained, in effect (and shall furnish to the Primary Lenders for the Applicable Series Loan, the Administrative Bank and the Collateral Agent copies of), insurance policies covering each Project, as required under the Mortgage described in the Supplement for such Series Loan, and shall furnish to such Primary Lenders, the Administrative Bank and the Collateral Agent proof of payment of all premiums for such insurance.

V.13. Transferring, Conveying or Encumbering the Project

         Without, in each instance, the prior written consent of the Super Majority Lenders, the Administrative Bank and the Collateral Agent, Borrower shall not voluntarily or involuntarily agree to, cause, suffer or permit (a) any sale, transfer or conveyance of any interest of Borrower, legal or equitable, in any Project or any part or portion thereof except for the Project Lease for such Project; or (b) any mortgage, pledge, encumbrance or Lien to be imposed or remain outstanding against any Project, or any Lien to exist thereon, except as created by the Loan Documents, and except for Permitted Encumbrances.

V.14. Complying with the Loan Documents and Other Documents

         Borrower shall comply with and perform all of its agreements and obligations under the Loan Documents and under all other contracts and agreements to which Borrower is a party relating to the ownership, occupancy, use, development, construction or management of each Project, and shall comply with all requests by any Lender, the Administrative Bank and the Collateral Agent which are consistent with the terms of such Loan Documents.

V.15. Updated Appraisals

         Borrower agrees that the Required Lenders for any Series Loan, the Administrative Bank or the Collateral Agent shall have the right to obtain, at Borrower's expense, an updated appraisal of the Project being financed by such Series Loan, prepared in accordance with Section II.5. hereof and approved by the Administrative Bank's internal appraisal group, at least annually or more frequently at any time that (a) an Event of Default shall have occurred hereunder, (b) such Required Lenders, the Administrative Bank or the Collateral Agent determines, in its reasonable opinion, that the security for such Series Loan has been physically or financially impaired in any material manner, or (c) such appraisal is required by then current banking regulations. In the event that such Required Lenders, the Administrative Bank or the Collateral Agent shall elect to obtain such an appraisal, the Administrative Bank may immediately commission an appraiser acceptable to such Required Lenders, the Administrative Bank and the Collateral Agent at Borrower's cost and expense, to prepare the appraisal and Borrower shall fully cooperate with the Administrative Bank and the appraiser in obtaining the necessary information to prepare such appraisal. In the event that Borrower fails to cooperate with the Administrative Bank in obtaining such an appraisal or in the event that Borrower shall fail to pay for the cost of such appraisal and the Administrative Bank's internal appraisal fee of immediately upon demand, such event shall constitute an Event of Default hereunder and the Administrative Bank shall be entitled to exercise all remedies available to it hereunder. In the event that any such appraisal shall determine that the outstanding principal balance of such Series Loan is greater than the Maximum Loan Amount and Borrower fails to prepay, within ten (10) days after written notice from the Administrative Bank to Borrower, the outstanding principal balance of such Series Loan to the extent necessary to reduce said principal balance down to no more than the Maximum Loan Amount, such event shall constitute an Event of Default hereunder and Lenders, the Administrative Bank and Collateral Agent shall be entitled to exercise all remedies available to it hereunder. Any such prepayment shall not require the payment of the prepayment premium as described in Section I.8.

V.16. Company Existence

         Borrower shall maintain its existence as a limited liability company and its good standing under the laws of its jurisdiction of organization and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary. Borrower shall not:

         A.       merge or consolidate with or into any other Person;

         B. convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to any Person or entity; or

         C. acquire all, or substantially all, of the assets of any Person or entity except that Borrower may acquire additional sports and health club projects.

For purposes of this Section, "substantial" shall mean assets or related groups of assets having an aggregate book value of $500,000.00 or more as shown on Borrower's balance sheet as of the end of its then most recently ended fiscal year.

V.17. Payment of Taxes and Claims

         Borrower shall file all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as Borrower's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's books in accordance with GAAP.

V.18. Inspection

         Borrower shall permit any Person designated by any Lender, the Administrative Bank or the Collateral Agent to visit and inspect its books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as any Lender, the Administrative Bank or the Collateral Agent may designate; provided, that so long as no Default or Event of Default has occurred and is continuing, each Lender, the Administrative Bank, the Collateral Agent and their respective representatives shall use their best efforts to co-ordinate their inspections so that such inspections occur at the same time. So long as no Event of Default exists at the time of any such visit, inspection or examination or any such inspection or examination does not reveal significant errors or discrepancies in the most recent financial and operating statements furnished to any Lender, the Administrative Bank or the Collateral Agent, the expenses of the relevant inspecting Person for such visits, inspections and examinations shall be at the expense of such inspecting Person; provided that any such visit, inspection, or examination made while any Event of Default is continuing or which reveals any such significant error or discrepancy shall be at the expense of Borrower.

V.19. Books and Records

         Borrower shall keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

V.20. Compliance

         Borrower shall comply in all material respects with all Governmental Requirements and with all orders, writs, judgments, injunctions, decrees or awards to which it or any Project may be subject.

V.21. ERISA

         Neither Borrower nor any of its ERISA Affiliates shall maintain, establish, sponsor or contribute to any Employee Benefit Plan which is a defined benefit plan or to any Multi-employer Plan.

V.22. Change in Nature of Business

         Borrower shall not make any material change in the nature of the business of the Borrower as carried on at the date hereof.

V.23. Partnerships and Joint Ventures

         Borrower shall not form or enter into any partnership as a limited or general partner or form or enter into any joint venture.

V.24. Indebtedness

         Borrower shall not incur, create, issue, assume or suffer to exist any Indebtedness for borrowed money (including, without limitation, guaranties thereof) except Indebtedness under this Agreement.

V.25. Liens

         Borrower shall not create, incur, assume or suffer to exist any Lien securing the payment of Indebtedness for borrowed money (including, without limitation, guaranties thereof and any mechanic's lien) except Permitted Encumbrances and Liens created by any of the Loan Documents.

V.26. Transactions with Related Parties

         Except as provided in the Project Leases, Borrower shall not: (a) permit the direct or indirect transfer, distribution or payment of any of its funds, assets or property to any Related Party, except that the Borrower may pay: (i) bona fide employee compensation (including benefits) to Related Parties for services actually rendered to such Person; (ii) expenses incurred by an employee in the ordinary course of business; (iii) expenses or rents for services or property or the use thereof allocated to such Person; provided, however, that all such payments pursuant to subsections (a)(i), (ii) and (iii) shall not exceed the amount which would be payable in a comparable arm's length transaction with a third party who is not a Related Party; (b) lend or advance money, credit or property to any Related Party; (c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any assets or properties, of any Related Party; or (d) guarantee, assume, endorse or otherwise become responsible for, or enter into any agreement or instrument for the purpose of discharging or assuming (directly or indirectly, through the purchase of goods, supplies or services or otherwise) the indebtedness, performance, capability, obligations, dividends or agreement for the furnishing of funds of any Related Party or any officer, director or employee thereof.

V.27. Fiscal Year

         Borrower shall not change its fiscal year.

V.28. Debt Service Coverage.

         Borrower shall receive in cash each month, commencing on the "Rent Commencement Date" (as defined in the Project Lease for the Applicable Series
Loan), the required payments of Base Rent for that month under such Project Lease; provided, however, that the minimum required monthly cash payments of Base Rent under such Project Lease shall not be less than 125% of the scheduled monthly installment payments of principal and interest on such Applicable Series Loan that are established for the period following such Series Loan's Conversion Date; provided, however, that, Borrower may pay Rebatable Rent with respect to any calendar year to the Lessee so long as: (a) no Default or Event of Default has occurred and is continuing on the date of such payment; and (b) such payment is not made prior to the date which is thirty (30) days after the date on which Borrower delivers its annual audited financial statements to the Administrative Bank and Lenders pursuant to Section V.7.(a) for its fiscal year which is co-terminus with the relevant calendar year.

V.29. Restricted Dividends.

         Borrower shall not purchase or redeem any of its member interests or pay any distributions with respect thereto, make any distribution to members as such, or set aside any funds for any such purpose except that, so long as, no Event of Default has occurred and is continuing at the time of the following distributions, or would result therefrom, Borrower may pay distribute capital to its members in the amount equal to such persons' federal and state income tax liability arising from their respective allocable share of Borrower's taxable income so long as Borrower is a pass-through tax entity under the Code (such distributions being the "Tax Distributions"); provided, however, that: (a) each person's federal and state income tax liability shall be computed on the basis of the highest marginal combined tax rate possible under the Code and Minnesota law; (b) Tax Distributions shall be paid in estimated quarterly installments contemporaneously with the recipients' obligations to pay estimated income taxes based upon the Borrower's taxable income through the end of its fiscal quarter immediately preceding such tax installment's due date and also contemporaneously with any such recipients' filing of such recipients' federal and state income tax returns if the estimated Tax Distributions paid for any of the Borrower's fiscal years are not sufficient to pay such recipients' actual income tax liability arising from such recipients' share of Borrower's actual taxable income for such fiscal year as disclosed by copies of Borrower's tax returns and related Schedules K-1 for such fiscal year delivered to the Administrative Bank pursuant to this Agreement; and (c) if the Tax Distributions actually paid with respect to any of Borrower's fiscal years exceed the Tax Distributions permitted by this Section based upon Borrower's actual taxable net income as disclosed by copies of such tax returns and schedules described above, then Borrower shall immediately recover the excess amount from the recipient and shall not pay any further Tax Distribution to any person until such excess amount is recovered.

V.30. Depositing Collections.

         Borrower shall deposit all collections with respect to the Project Leases in accounts maintained at the Administrative Bank and, if required by the Administrative Bank or the Super Majority Lenders, in separate accounts for each Project Lease.

V.31. Collateral Agent Refinance Mortgage; etc.

         Intentionally Omitted.

V.32. Other Covenants.

         Section V.32. is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

VI. DEFAULTS

VI.1. Events of Default

         Any of the following events shall constitute an Event of Default under this Agreement:

         A. Borrower shall default in the payment of principal due according to the terms hereof or of any of the Notes.

         B. Borrower shall default in the payment of interest on the Notes, or in the payment of fees or other amounts payable to the Administrative Bank, Lenders or the Collateral Agent hereunder, under the Notes or under any of the other Loan Documents.

         C. Borrower shall default (other than default described in other subsections of this Section VI.1.) in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement or any other Loan Document and such default is not cured within thirty (30) days after the Administrative Bank gives written notice thereof to Borrower.

         D. Any representation or warranty made by Borrower, LTF or Lessee in this Agreement, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with any Loan, shall be untrue or incomplete in any material respect.

         E. Work on any Project shall be substantially abandoned, or shall, by reason of Borrower's fault, be unreasonably delayed or discontinued for a period of thirty (30) days, or construction shall be delayed for any reason whatsoever to the extent that completion of such Project cannot, in the reasonable judgment of the Required Lenders for the Applicable Series Loan, be accomplished prior to the such Series Loan's Completion Date or Completion does not occur by such Completion Date, in either case, as such Completion Date may be extended by the Administrative Bank in accordance with the definition of "Completion."

         F. Borrower or Lessee shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing.

         G.       Borrower fails to timely comply with its obligations under
                  Section III.2. to deposit funds to keep a Series Loan in Balance.

         H. For any reason, the Lessee declares a default by Borrower under the terms of any Project Lease following the expiration of any cure period available to Borrower under the sublease.

         I. Any "Event of Default" (howsoever defined) occurs under any Project Lease following the expiration of any cure period available to Lessee under the Project Lease.

         J. A judgment or judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against Borrower or $200,000.00 in the aggregate against Lessee, as the case may be, and Borrower or Lessee shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         K. The maturity of any Indebtedness of Borrower (other than Indebtedness under this Agreement or the other Loan Documents or the Refinance Loan or the Troy Loan) or Lessee in the aggregate amount of more than $500,000.00 for Borrower or Lessee, as the case may be, shall be accelerated, or Borrower or Lessee shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor unless Borrower or Lessee is contesting, in good faith by appropriate actions or proceedings, the right of the holder of such Indebtedness to accelerate or demand payment thereof.

         L. Any creditor of Borrower shall commence foreclosure, replevin or other proceedings against any of the Collateral and such proceeding shall remain unstayed or unbonded for 10 consecutive days.

         M. A default occurs in the performance of Borrower's obligations in Section V.13. or V.15. or any of Sections V.16. through
                  V.29. (both inclusive) hereof.

         N.       Any Change of Control shall occur.

         O.       Intentionally Omitted.

         P.       Intentionally Omitted.

         Q.       Intentionally Omitted.

         R. The remainder of Section VI.1. is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

VI.2. Rights and Remedies

         Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by the Super Majority Lenders or, if required by Section VIII.10., all Lenders, the Administrative Bank may, and upon the written direction of the Super Majority Lenders, shall, exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

         A. Suspend any Primary Lenders' obligations to make Advances under this Agreement, without notice to Borrower.

         B. Terminate any Commitment without notice to Borrower, whereupon such Commitment shall terminate.

         C. Declare the entire unpaid principal balance of the Notes to be immediately due and payable, together with accrued and unpaid interest on the Notes, without notice to or demand on Borrower.

         D. Exercise, and/or direct the Collateral Agent to exercise, any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgages, and/or any other remedies which it may have therefor at law, in equity or under statute.

         E. Cure the Event of Default on behalf of Borrower, and, in doing so, may enter upon any Project, and may expend such sums as it may deem desirable, including attorneys' fees, all of which shall be deemed to be Advances hereunder, even though causing the Applicable Series Loan to exceed the face amount of the Notes, shall bear interest at the Default Rate provided therein and shall be payable by Borrower on demand.

VI.3. Completion of Project by Lenders

         In addition, in case of the occurrence of an Event of Default specified in Section VI.1.E. or F. hereof, or any Event of Default caused by, or which results in, Borrower's failure, for any reason, to continue with construction of any Project as required by this Agreement, then, in addition to, or in concert with, the other remedies referred to above, the Administrative Bank may (but shall not be obligated to), and upon the written direction of the Lenders shall take over and complete construction of such Project in accordance with the Plans, with such changes therein as the Lenders or the Administrative Bank may, in their respective discretion, deem appropriate, all at the risk, cost and expense of Borrower. The Administrative Bank may assume or reject any contracts entered into by Borrower in connection with such Project, may enter into additional or different contracts for work, services, labor and materials required, in the judgment of the Administrative Bank, to complete such Project, and may pay, compromise and settle all claims in connection with such Project. All sums, including attorneys' fees of the Lenders, the Administrative Bank and the Collateral Agent, and charges or fees for supervision and inspection of the construction and for any other necessary or desirable purpose in the discretion of the Administrative Bank expended by any Lender, the Administrative Bank or the Collateral Agent in completing or attempting to complete such Project (whether aggregating more, or less, than the face amount of the Notes), shall be deemed Advances made by the Lenders to Borrower hereunder, and Borrower shall be liable to the Lenders, on demand, for the payment of such sums, together with interest on such sums from the date of their expenditure at the rates provided herein.

         The Lenders, in their discretion, may abandon work on such Project, after having commenced such work, and may recommence such work at any time, it being understood that nothing in this Section shall impose any obligation on any Lender either to complete or not to complete such Project. For the purpose of carrying out the provisions of this Section, Borrower irrevocably appoints the Administrative Bank its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, to pay and receive such funds, and to take such action as may be necessary, in the judgment of the Administrative Bank, to complete such Project. This power of attorney is coupled with an interest and is irrevocable. None of the Lenders, the Administrative Bank or the Collateral Agent, however, shall have any obligation to undertake any of the foregoing, and, if the Lenders undertake any of the same in their discretion, they shall have no liability for the adequacy, sufficiency or completion thereof.

VI.4. Other Remedies.

         Section VI.4 is reserved and shall be specified in any Supplement with respect to the Series Loan set forth in such Supplement.

VII. ADMINISTRATIVE BANK; ETC

VII.1. Appointment and Authorization.

         Each Lender hereby appoints U.S. National Association Bank as Administrative Bank and Collateral Agent and authorizes the Administrative Bank and the Collateral Agent to act on such Lender's behalf to the extent provided herein or under any other Loan Document or in connection therewith, and to take such other action and exercise such other powers as may be reasonably incidental thereof. Each Lender hereby agrees to be bound by the terms and conditions of each Loan Document and consents to the execution and delivery and/or acceptance of such Loan Documents by the Administrative Bank and the Collateral Agent.

VII.2. Power.

         The Administrative Bank and the Collateral Agent shall have and may exercise such powers under this Agreement and any other Loan Documents as are specifically delegated to the Administrative Bank or the Collateral Agent, as the case may be, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), neither the Administrative Bank nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or the Super Majority Lenders, as the case may be, to the extent that such Required Lenders or Super Majority Lenders are permitted by this Agreement or any other Loan Document to instruct the Administrative Bank or the Collateral Agent and such instructions shall be binding upon all Primary Lenders and all holders of the Notes for the Applicable Series Loan where the Required Lenders are permitted to issue such instructions or upon all Lenders and all holders of the Notes for all Loans where the Super Majority Lenders are permitted to issue such instructions; provided, however, that neither the Administrative Bank nor the Collateral Agent shall be required to take any action which exposes such Person to personal liability or which is contrary to any Loan Document or applicable law. Neither the Administrative Bank nor the Collateral Agent shall have any implied duties or any obligation to take any action under this Agreement or any other Loan Document except such action as is specifically provided by this Agreement or any other Loan Document to be taken by the Administrative Bank or the Collateral Agent. Each of the Administrative Bank and the Collateral Agent shall act as an independent contractor in performing its obligations as the Administrative Bank and the Collateral Agent hereunder and under the other Loan Documents and nothing contained herein or therein shall be deemed to create a fiduciary relationship among or between the Administrative Bank or the Collateral Agent, as the case may be, and Borrower or among or between the Administrative Bank or the Collateral Agent, as the case maybe, and any Lender.

VII.3. Employment of Counsel, etc.

         Each of the Administrative Bank and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document, and any instrument, agreement or document executed, issued or delivered pursuant hereto or in connection herewith, by or through employees, agents and attorneys-in-fact and shall not be answerable to any Lender for the default or misconduct of any such agent or attorney-in-fact selected by it with reasonable care. Each of the Administrative Bank and the Collateral Agent shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Bank or the Collateral Agent, as the case may be) selected by the relevant Person concerning all matters pertaining to the agency hereby created and its duties under any of the Loan Documents.

VII.4. Reliance.

         Each of the Administrative Bank and the Collateral Agent shall be entitled to rely upon and shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper, document or writing reasonably believed by it to be genuine and to have been signed or sent by the proper person or persons, and such Person shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

VII.5. General Immunity.

         Neither the Administrative Bank, the Collateral Agent nor any of such Person's directors, officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except that each such Person shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for intentional tort, gross negligence or willful misconduct. Without limiting the generality of the foregoing, neither the Administrative Bank nor the Collateral Agent: (a) shall be responsible to any Lender for any recitals, statements, warranties or representations under the Loan Documents or any agreement or document relative thereto or for the financial condition of Borrower; (b) shall be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any of the Loan Documents; (c) shall be responsible for the validity, genuineness, creation, perfection or priority of any of the Liens created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of the Project or other security; (d) shall be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of Borrower or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of Borrower; (e) shall incur any liability under or in respect of any of the Loan Documents or any other document or the Project by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) reasonably believed by the Administrative Bank to be genuine and signed or sent by the proper party; and
(f) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by such Person and shall not be liable for any action taken or omitted to be taken in accordance with the advice of such counsel, accountants or experts.

VII.6. Credit Analysis.

         Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of Borrower and Lessee in connection with the making of its commitments hereunder and has made, and will continue to make, its own independent appraisal of the creditworthiness of Borrower and Lessee. Without limiting the generality of the foregoing, each Lender acknowledges that prior to the execution of this Agreement, it had this Agreement and all other Loan Documents and such other documents or matters as it deemed appropriate relating thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form of this Agreement and all other Loan Documents. Each Lender agrees and acknowledges that none the Administrative Bank, the Collateral Agent or any of their respective directors, officers, attorneys or employees makes any representations or warranties about the creditworthiness of Borrower or with respect to the due execution, legality, validity, genuineness, effectiveness, sufficiency or enforceability of this Agreement or any other Loan Documents, or the validity, genuineness, execution, perfection or priority of liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral or other security. Except as explicitly provided herein, none of the Administrative Bank, the Collateral Agent or any Lender has any duty or responsibility, either initially or on a continuing basis, to provide any other Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of Borrower or any Lessee, whether such information comes into its possession on or before a Default or an Event of Default or at any time thereafter.

VII.7. US Bank and Affiliates.

         If US Bank is a "Lender" party hereto, then, with respect to its Commitment, the Advances made by it, and the Note issued to it, US Bank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Bank and/or the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include US Bank in its individual capacity. US Bank and its Affiliates reserve the right to: (a) accept deposits from Borrower or any Affiliate of the Borrower, including Lessee; (b) make other or additional loans or otherwise extend credit to any such Person; (c) act as trustee under indentures of any such Person; (d) generally engage in any kind of banking business with any such Person; (e) act as financial advisor to or placement agent for any debt or equity securities of any such Person; and (f) do any of the foregoing with any person or entity who may do business with or own securities of Borrower or any Affiliate of Borrower; provided, however, that nothing in this Section authorizes Borrower, US Bank or any Affiliate of US Bank to engage in any transaction which is prohibited, limited or restricted by this Agreement or any other Loan Document.

VII.8 Indemnification.

         Lenders severally agree to indemnify and hold harmless the Administrative Bank, the Collateral Agent and their respective officers, directors, employees and agents (to the extent not reimbursed by Borrower) ratably, according to their respective Indemnification Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Bank, the Collateral Agent or any of their respective officers, directors, employees or agents, in any way relating to or arising out of any investigation, litigation or proceeding concerning or relating to the transaction contemplated by this Agreement or any of the other Loan Documents, or any of them, or any action taken or omitted to be taken by such Person under any of the Loan Documents, provided, however, that no Lender shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the intentional tort, gross negligence or willful misconduct of the Administrative Bank or the Collateral Agent, as the case may be, or any of such Person's officers, directors, employees or agents. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Bank and the Collateral Agent promptly upon demand for such Lender's Indemnification Percentage of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Bank or the Collateral Agent, as the case may be, or such Person's officers, directors, employees or agents in connection with the preparation, execution, administration or enforcement of, or obtaining legal advice in respect of rights or responsibilities under any of, the Loan Documents, to the extent that such Person is not reimbursed for such expenses by Borrower. If any indemnity furnished to the Administrative Bank or the Collateral Agent for any purpose shall, in the opinion of such Person, be insufficient or become impaired, such Person may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

VII.9. Successor Administrative Bank; etc.

         The Administrative Bank and/or the Collateral Agent may resign at any time such capacity under the Loan Documents by giving not less than sixty (60) days written notice thereof to Lenders and Borrower. Upon any such resignation, the Super Majority Lenders shall have the right to appoint a successor Administrative Bank and/or Collateral Agent hereunder with the consent of Borrower which consent will not be unreasonably withheld, except that Borrower's approval of any Lender as a successor Administrative Bank and/or Collateral Agent is not required. For thirty (30) days after the giving of such notice by the retiring Person, the other Lenders shall attempt to agree on a successor Administrative Bank and/or Collateral Agent willing to so act. If no successor Administrative Bank and/or Collateral Agent shall have been so appointed by the Super Majority Lenders, and such appointed successor shall have accepted such appointment, within 30 days after the retiring Administrative Bank's and/or the Collateral Agent's giving of notice of resignation, then the retiring Person shall, for a period of ten (10) days thereafter, attempt to obtain the consent of a Lender to serve as successor; if the retiring Person is not able to obtain such consent from any Lender within such ten (10) day period, the retiring Person may, on behalf of Lenders, appoint a successor Administrative Bank with the consent of Borrower which consent will not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $300,000,000.00. Upon the acceptance of any appointment as the Administrative Bank and/or the Collateral Agent under the Loan Documents by a successor Person, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Bank and/or Collateral Agent, and the retiring Administrative Bank and/or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Bank's and/or Collateral Agent's resignation as Administrative Bank and/or Collateral Agent under the Loan Documents, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Bank and/or Collateral Agent under the Loan Documents.

VII.10. Loans to Affiliates of Borrower

         Each Lender and its Affiliates reserve the right: (a) accept deposits from Borrower or any Affiliate of the Borrower, including Lessee; (b) make other or additional loans or otherwise extend credit to any such Person; (c) act as trustee under indentures of any such Person; (d) generally engage in any kind of banking business with any such Person; (e) act as financial advisor to or placement agent for any debt or equity securities of any such Person; and (f) do any of the foregoing with any person or entity who may do business with or own securities of Borrower or any Affiliate of Borrower; provided, however, that nothing in this Section authorizes Borrower, any Lender or any Affiliate of such Lender to engage in any transaction which is prohibited, limited or restricted by this Agreement or any other Loan Document. This Agreement does not apply to any permitted credit, loan or other financial accommodation to Borrower or any Affiliate of the Borrower not furnished or made under this Agreement or the Loan Documents.

VIII. MISCELLANEOUS

VIII.1. Binding Effect; Waivers; Cumulative Rights and Remedies

         The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of any Series Loan may be assigned by Borrower voluntarily, by operation of law or otherwise, without the prior written consent of the Administrative Bank and Applicable Primary Lenders. No delay on the part of the Administrative Bank or Lenders in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of the Administrative Bank, the Collateral Agent and Lenders specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which the Administrative Bank or Lenders would otherwise have at law, in equity or by statute, and all such rights and remedies, together with the Administrative Bank's, Lenders' and the Collateral Agent's respective rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

VIII.2. Survival

         All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the Advances by Lenders, and the execution of the other Loan Documents, and shall continue until Lenders receive payment in full of all indebtedness of Borrower incurred under this Agreement and under the other Loan Documents.

VIII.3. Governing Law; Waiver of Jury Trial, Jurisdiction

         THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER AND THE INTERPRETATION HEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA, IN ALL

RESPECTS, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. BORROWER, EACH LENDER AND THE ADMINISTRATIVE BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO ANY SERIES LOAN AND/OR THE LOAN DOCUMENTS. AT THE OPTION OF THE ADMINISTRATIVE BANK, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA EXCEPT WITH RESPECT TO FORECLOSURE AND RECEIVERSHIP PROCEEDINGS AGAINST ANY PROJECT OR ANY PORTION THEREOF WHICH MAY BE COMMENCED IN ACCORDANCE WITH APPLICABLE LAW. BORROWER AND EACH LENDER CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE ADMINISTRATIVE BANK, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE, BUT ANY APPLICABLE STATUTE OF LIMITATION SHALL CONTINUE TO BE TOLLED FOR A PERIOD OF SIX (6) MONTHS AFTER SUCH DISMISSAL.

VIII.4. Counterparts

         This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

VIII.5. Notices

         Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be deemed to have been given on the date the same is deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, or deposited with Federal Express, Airborne or another reputable overnight courier, addressed to the party to which the notice is to be given at the address set forth opposite its name below or with respect to any Lender, on Schedule A attached to the Supplement to which such Lender is a party, or at any other address specified in a notice given by such party to the other not less than ten (10) days prior to the effective date of the address change.

VIII.6. Lenders' Sign

         The Primary Lenders for the Applicable Series Loan and the Administrative Bank may, if it so desires, place a sign of reasonable size on the Land for the relevant Project, at Borrower's expense, indicating that the Administrative Bank and such Primary Lenders are providing financing for such Project, and/or may otherwise publicize its involvement with such Project, including but not limited to issuing press releases.

VIII.7. No Third Party Reliance

         No third party, other than the Collateral Agent, shall be entitled to rely upon this Agreement or to have any of the benefits of the Administrative Bank's and Lender's interest hereunder, unless such third party is an express assignee of all or a portion of the Administrative Bank's or a Lender's interest hereunder. The Collateral Agent is a third-beneficiary of this Agreement.

VIII.8. Sale of Loan or Participations

         Any Primary Lender, with the prior written consent of the Borrower and the Administrative Bank (other than with respect to any of the transactions described in the proviso clause hereto (an "Exempt Transfer")), may at any time, sell, assign, transfer, syndicate, grant participations in or otherwise dispose of (a "Transfer") any portion of such Primary Lender's Series Loan and in such Primary Lender's Commitment therefor (each such interest so disposed of being herein called a "Transferred Interest") to banks, insurance companies, other financial institutions or investment funds (hereinafter called "Transferees"), pursuant to such transfer agreements, participation agreements and/or agency agreements into which such Primary Lender and its Transferees may enter; provided, that no Borrower's or Administrative Bank's consent shall be required with respect to any assignment made: (a) during any period following the acceleration of the Loans after an Event of Default has occurred; (b) to an Affiliate of such Primary Lender; (c) in connection with the sale of all or substantially all of such Primary Lender's assets; or (d) in response to any regulatory action affecting such Primary Lender. In addition, any Transfer, other than a sale of a participation in a Primary Lender's portion of it Series Loan, shall be subject to the following limitations:

         (i) The Transferee shall pay to Administrative Bank a transfer fee of $2,000.00 for any Transfer within five (5) business days after such Transfer (including any Transfer to an affiliate of a Lender); and

         (ii) Any Transfer must be in an amount equal to not less than 50% of such Primary Lender's Series Loan or, if such Series Loan is not fully advanced, not less than 50% of such Primary Lender's Individual Commitment for such Series Loan.

At the request of a transferring Primary Lender, in the event of any such sale, assignment, transfer or syndication, Borrower shall execute separate new Note to the Transferee, and shall deliver the same to the Transferee, in exchange for such transferring Primary Lender's existing Note. Each such separate new Note shall be entitled to all the rights and benefits accorded to the Note under the terms of the Loan Documents.

         The Administrative Bank and any Lender may divulge all information received by it from Borrower or any other source, including but not limited to information relating to the

Loans, to the Projects and to Borrower, to any such Transferee or prospective Transferee, and Borrower shall cooperate with each Lender in satisfying the requirements of any such prospective Transferee for consummating such a purchase or participation.

         If any Lender makes any assignment to a Transferee, such Lender shall nevertheless remain liable for the performance of its duties and obligations under this Agreement arising prior to the effective date of such assignment but shall have no liability for the performance of its duties or obligations following such effective date.

VIII.9. Time of the Essence

         Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

VIII.10. Entire Agreement; No Oral Modifications

         This Agreement, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto. Except as otherwise provided herein, the provisions of this Agreement and each other Loan Document may from time to time be amended, modified, supplemented or waived, if such amendment, modification, supplement waiver or consent is in writing and consented to by Borrower and the Super Majority Lenders (in the case of amendments, modifications supplements, waivers and consents) except that:

                  (a) the Administrative Bank's and all of the Lenders' consent shall be required if the amendment, modification, supplement, waiver or consent: (i) changes the amount of, or extends the maturity of, any principal or any installment of principal payable under any Note; (ii) changes the amount of, or extends the payment date for, fees, interest or other non-principal payment due and payable under this Agreement or any other Loan Document; (iii) releases any Project or any material part hereof, if any, except as otherwise expressly required by the terms of the Loan Documents; (iv) waives any Event of Default of the nature described in Section VI.1.A. or B; (v) changes the definition of "Maximum Loan Amount;"(v) adds any of the Borrower's sports and health club facilities as an Approved Project; (vi) changes this Section or the definition of "Super Majority Lenders"; (viii) changes Section I.10., I.11. or I.12. or any provision of any other Loan Document which allocates payments on the Obligations among the Administrative Bank, the Collateral Agent and the Lenders; or (ix) causes any Approved Project, other than the Columbus Project, not to constitute Collateral or Additional Project Collateral for all of the Series Loans;

                  (b)      in addition to the consents required by subsection
         (a) above, the Administrative Bank's consent shall be required if the amendment, modification, supplement waiver or consent affects the rights or obligations of the Administrative Bank; and

                  (c)      in addition to the consents required by subsections
         (a) or (b) above, the Collateral Agent's consent shall be required if the amendment, modification, supplement waiver or consent affects the rights or obligations of the Collateral Agent.

No amendment, modification, supplement, waiver or consent of any provision of this Agreement or consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the parties required by this Section to take the relevant action, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

VIII.11. Captions

         The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

VIII.12. Borrower-Lender Relationship

         The relationship between Borrower and Lenders created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall any Lender be deemed to be a partner of, or a joint venturer with, Borrower.

VIII.13. Fees and Expenses.

         Borrower agrees, whether or not the transaction hereby contemplated is consummated, to pay the fees and expenses and disbursements of the Inspecting Architect for each Project, the Administrative Bank's and the Collateral Agent's special legal counsel, Messrs. Fabyanske, Westra & Hart, P.A., Minneapolis, Minnesota, and each Lenders' counsel and all of the Administrative Bank's, the Collateral Agent's and each Lender's respective out-of-pocket expenses, including recording fees, mortgage registration taxes, and all title insurance charges, including abstracting charges, commitment fees and premiums incurred in connection with the transaction which is the subject of this Agreement; provided that Borrower's obligations to pay and reimburse any Primary Lender for its reasonable attorneys' fees incurred in connection with the preparation and review of the Loan Documents and the closing of its Series Loan shall be limited to the amount specified in the Supplement for such Series Loan. Borrower agrees to pay all reasonable expenses for the preparation of any amendments to the Loan Documents and the consideration of legal questions relevant thereto (including attorneys' fees and legal expenses of the Administrative Bank, the Collateral Agent and each Lender); provided that Borrower's obligations to pay and reimburse any Primary Lender for its reasonable attorneys' fees incurred in connection with the preparation and review of such amendments shall be limited to the amount specified in the Supplement for such Series Loan. Borrower agrees to reimburse the Administrative Bank, the Collateral Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) in connection with the Administrative Bank's, the Collateral Agent's or such Lender's enforcement of the obligations of Borrower hereunder or under the Notes or any other Loan Documents, whether or not suit is commenced including, without limitation, attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of Borrower under this Section shall survive any termination of this Agreement.

VIII.14. Survival of Representations and Warranties.

         All representations and warranties contained herein or made in writing by or on behalf of Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Advances hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant thereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower.

 VIII.15. Indemnification.

         In consideration of the execution and delivery of this Agreement by Lenders, Borrower hereby agrees to indemnify, exonerate and hold the Administrative Bank, the Collateral Agent, each Lender and their respective officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith including, without limitation, reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), imposed upon, incurred by or asserted against any Indemnified Party by any Person which is not a party to a Loan Document, whether direct, indirect or consequential, and whether based on any federal, state, local or foreign laws or regulations (including, without limitation, securities laws, commercial laws and regulations, under common law, or on equitable cause or on contract or otherwise), as a result of, or arising out of, or relating to:

         a. any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of Advances under this Agreement; or

         b. the execution, delivery, performance or enforcement of this Agreement or any other Loan Documents or any document executed pursuant hereto by any of the Indemnified Parties;

         c. any inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, made in any Loan Document or any amendment or supplement thereto or in any other report, exhibit or publication in connection therewith, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; or

         d. any investigation, litigation, proceeding or other action relating to any Loan Document (whether or not any Indemnified Party is a party thereto);

except for any such Indemnified Liabilities arising on account of any Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section shall survive termination of this Agreement and any other Loan Document.

VIII.16. Antares Capital Corporation.

         The Administrative Bank, the Collateral Agent and Lenders agree that Borrower may enter into a Landlord Consent and Estoppel in favor of Antares Capital Corporation, f/k/a Antares Leveraged Capital Corp. ("Antares") in the form previously approved by the U.S. Bank in connection with the closing of the Lessee's credit facility with Antares and further agrees that the Collateral Agent may enter into a Mortgagee and Leasehold Mortgage Agreement with Antares in the form of the Amended and Restated Mortgagee and Leasehold Mortgagee Agreement dated as of March 3, 1999.

VIII.17. Supplements.

         In connection with obtaining a new Series Loan to finance the construction of an Approved Project, Borrower, the Administrative Bank and the Primary Lenders for such Series Loan shall enter into a Supplement hereto which shall specify the terms of such Series Loan; provided, however, that the terms of such Supplement may amend, modify or supplement the terms of this Agreement solely as applied to such new Series Loan.

VIII.18. Effect on Original Master Agreement.

         On and after the Effective Date: (a) the Original Master Agreement shall be deemed to be amended and restated by the terms of this Agreement as supplemented, for the Series A through E Loans, by the applicable Supplement for such Series Loans, which Supplements shall survive the Effective Date and shall be deemed to a part of this Agreement; (b) each of the Series A through E Loans shall be subject to the provisions of this Agreement as so supplemented; and (c) each reference in any Loan Document to the Original Master Agreement, "thereunder," "thereof', "therein" or words of like import referring to the Original Master Agreement in any other Loan Document shall mean and be a reference to the Original Master Agreement as amended and restated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      BORROWER:

                                      FCA REAL ESTATE HOLDINGS, LLC

                                      By: LIFE TIME FITNESS, Inc.
                                      Its: Manager

                                      By: ____________________________________
                                      Its: Secretary and Chief Financial Officer
                                      Address:
                                      6442 City West Parkway
                                      Suite 300
                                      Eden Prairie, MN 55344
                                      Attention: Mr. Shaun P. Nugent

                                      ADMINISTRATIVE BANK:

                                      U.S. BANK NATIONAL ASSOCIATION, as the
                                      Administrative Bank, the Collateral Agent and the sole Primary Lender for the Series A through C Loans

                                      By:____________________________________
                                      Its: Vice President
                                      Address: 7001 France Avenue
                                      South Edina MN 55435
                                      Attention: Ms. Karen E. Weathers

                                      BANK ONE, MICHIGAN, as the sole Primary
                                      Lender for the Series D and E Loans

                                      By: ___________________________________
                                      Its: Vice President

                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

         Pursuant to Section V.7.H of the Amended and Restated Master Construction and Term Loan Agreement dated as of July 17, 2000 (the Amended and Restated Master Construction and Term Loan Agreement as it may be amended, modified, supplemented or restated from time to time being the "Loan Agreement"; the terms defined therein being used herein as therein defined) by and between the undersigned, U.S. Bank National Association in its capacity as the Administrative Bank (in such capacity, the "Administrative Bank"), the Collateral Agent and the "Lenders" parties thereto, the undersigned certifies to the Administrative Bank, and the Lenders as follows:

         1. The financial statements of the Borrower attached hereto for the period ending ____________________, 200__ (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis subject only to year-end adjustments which in the aggregate are not expected to be materially adverse and the omission of footnotes.

         2. The representations and warranties contained in Article IV of the Loan Agreement are true and correct as of the date hereof as though made on that date except that the representations and warranties set forth in Section
IV.5. to the financial statements of the Borrower or Lessee shall be deemed a reference to the audited and unaudited financial statements of the Borrower or Lessee, as the case may be, then most recently delivered to the Administrative Bank and such Series F Lenders pursuant to Section V.7. of the Loan Agreement.

         3.       As of _____________________, 200__, (the "Measurement Date")
no Default or Event of Default has occurred and is continuing [except (describe here any Default or Event of Default and the action which the undersigned proposes to take with respect thereto.)].

         4. Section V.28. During the fiscal quarter ending on such Measurement Date:

                  (a) the undersigned was required to have received the aggregate monthly cash payments of Base Rent on the Project Leases for the completed Projects described in the table below and the undersigned actually received the amount on such Project Lease set forth in such table:

                        Required           Actual
Project Lease           Base Rent         Base Rent
-------------           ---------         ---------
Bloomington            $ 57,702.00     $____________

Eagan                  $ 90,669.00     $____________

Woodbury               $102,444.00     $____________

Troy                   $__________     $____________

Columbus               $__________     $____________

Indianapolis           $__________     $____________

Novi                   $__________     $____________

                  [add Projects as they are completed]

                  (b) The undersigned made the following payment of Rebatble Rent with respect to the Project Lease:

                         Rebatable       Operating        Tax         Rebatable
Project                Rent Per Lease    Expenses    Distributions      Rent
-------                --------------  ------------  -------------  ------------
Bloomington            $_____________  ($_________)  ($__________)  ($_________)

Eagan                  $_____________  ($_________)  ($__________)  ($_________)

Woodbury               $_____________  ($_________)  ($__________)  ($_________)

Troy                   $_____________  ($_________)  ($__________)  ($_________)

Columbus               $_____________  ($_________)  ($__________)  ($_________)

Indianapolis           $_____________  ($_________)  ($__________)  ($_________)

Novi                   $_____________  ($_________)  ($__________)  ($_________)

         [add Projects as they are completed]

         5. Section V.29. During the fiscal quarter ending on such Measurement Date, the undersigned paid Tax Distributions with respect to the Project for the undersigned's current tax year or previous tax year as set forth in the following table:

                          Current        Previous
Project                  Year Tax          Year
-------                -----------     ------------
Bloomington            $__________     ($_________)

Eagan                  $__________     ($_________)

Woodbury               $__________     ($_________)

Troy                   $__________     ($_________)

Columbus               $__________     ($_________)

Indianapolis           $__________     ($_________)

Novi                   $__________     ($_________)

         [add Projects as they are completed]

Dated _____________, _________                  FCA REAL ESTATE HOLDINGS, LLC

                                                By: LIFE TIME FITNESS, Inc.
                                                Its: Manager

                                                By:_____________________________
                                                Its: ___________________________